UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐
Soliciting Material under §240.14a-12

VAREX IMAGING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒   No fee required.
☐   Fee paid previously with preliminary materials.
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 29, 2025
Dear Stockholder:
You are cordially invited to attend Varex Imaging Corporation’s 2026 Annual Meeting of Stockholders on Thursday, February 12, 2026 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You may attend the meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2026. Specific instructions for accessing and participating in the meeting are provided in the notice, proxy card, or voting instruction form you received. The Corporate Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting.
We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.
Sincerely,
Walter M Rosebrough, Jr.
Chair of the Board

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
December 29, 2025
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
Varex Imaging Corporation will hold its 2026 Annual Meeting of Stockholders on Thursday, February 12, 2026 at 4:30 p.m. Mountain Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions, and vote online during the meeting by visiting www.virtualshareholdermeeting.com/VREX2026.
This Annual Meeting is being held for the following purposes:
1.
to elect seven directors to serve until the 2027 Annual Meeting of Stockholders;

2.
to approve, on an advisory basis, the compensation of our named executive officers as described in the accompanying Proxy Statement;

3.
to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2026; and

4.
to transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has selected December 15, 2025 as the record date for determining stockholders entitled to vote at the Annual Meeting. A list of stockholders of record as of that date will be available for inspection during ordinary business hours at our principal executive offices at 1678 S. Pioneer Road, Salt Lake City, Utah 84104 for 10 days before the Annual Meeting. If you would like to view the list, please contact us to schedule an appointment by calling (801) 978-4186 and leaving a message.
Except for those stockholders that have already requested printed copies of our proxy materials, we are furnishing our proxy materials for this Annual Meeting to you through the Internet. On or about December 30, 2025, we mailed or emailed to stockholders as of the record date a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail or email, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice explains how to access and review on the Internet all of the important information contained in our Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended October 3, 2025 (sometimes also referred to herein as the “Annual Report”), as well as how to submit your proxy over the Internet. We believe that mailing or emailing the Notice and posting other materials on the Internet allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you received the Notice and would still like to receive a printed copy of our proxy materials, you may request a printed copy of the proxy materials through the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an email to sendmaterial@proxyvote.com.
Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you to ensure that your vote is counted at the Annual Meeting.
By Order of the Board of Directors,
Matthew A. Martinez
Corporate Secretary

i

ii

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.
Varex Imaging Corporation (“we,” “us,” “Varex,” or the “Company”) is a leading innovator, designer and manufacturer of X-ray imaging components, including X-ray tubes, digital detectors and other image processing solutions that are key components of X-ray imaging systems, as well as X-ray imaging systems for industrial applications.
	Annual Meeting of Stockholders	Meeting Agenda
Date:	Thursday, February 12, 2026
•
Election of seven directors to serve until the 2027 Annual Meeting of Stockholders

•
Advisory vote on executive compensation

•
Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2026

•
Transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof

Time:	4:30 p.m. Mountain Time
Place:	The 2026 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/VREX2026 and following the instructions found in the Notice of Internet Availability of Proxy Materials and this Proxy Statement
Record Date:	December 15, 2025
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on
Voting Matters and Vote Recommendation
	Voting Matters	Board Vote Recommendation
1.	Election of directors	For each director nominee
2.	Advisory vote to approve executive compensation	For
3.	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2026	For

Our Director Nominees
See Proposal One “Election of Directors” for more information.
The following table provides summary information about each director nominee as of December 15, 2025:
Name	Age	Director since	Occupation	Other public boards	AC	CC	NC
Kathleen L. Bardwell(FE)(I)	69	2022	Former Senior Vice President, Regulatory Affairs and Compliance at STERIS Corporation	—	M	M	—
Jocelyn D. Chertoff, M.D.(I)	70	2017	Former Chair of Radiology, Dartmouth Hitchcock Medical Center	—	—	M	C
Timothy E. Guertin(I)	76	2020	Former CEO of Varian Medical Systems, Inc.	—	—	C	M
Jay K. Kunkel(I)	66	2017	Former President Asia, Executive Vice President, Tenneco Inc.	1	M	—	M
Walter M Rosebrough, Jr.(FE)(I)(CB)	71	2018	CEO Emeritus and Senior Advisor, STERIS plc	—	M	—	M
Sunny S. Sanyal	61	2017	President and CEO, Varex	—	—	—	—
Christine A. Tsingos(FE)(I)	67	2017	Former Executive Vice President and CFO, Bio-Rad Laboratories	1	C	M	—

(FE)
Audit Committee Financial Expert

(I)
Independent Director

(CB)
Chair of the Board

C
Chair

M
Member

AC
Audit Committee

CC
Compensation and Human Capital Management Committee (“Compensation Committee”)

NC
Nominating and Corporate Governance Committee (“Nominating Committee”)

Our Board recommends that our stockholders vote “for” the election of each of the director nominees.
Corporate Governance Highlights
We are committed to having sound corporate governance principles that we believe serve the best interest of all our stockholders. Some highlights of our corporate governance practices are listed below.
•
All but one of the members of our Board of Directors (the “Board”), and all members of our key Board committees, are independent;

•
Average director tenure is approximately 7.5 years as of December 15, 2025;

•
Our entire Board is required to be elected annually;

•
Our Chair is an independent non-employee director and the roles of Chair and Chief Executive Officer are separate;

•
Majority voting and director resignation policy for directors in uncontested elections;

•
Annual assessments of our Board and its committees;

•
Regular executive sessions of independent directors;

•
Regular focus on management and director succession planning;

•
Stock ownership guidelines for our directors and executive officers;

•
Broad executive officer and director anti-pledging and anti-hedging policies;

•
Annual review of our business strategy and enterprise risk;

•
Board and committee oversight of cybersecurity and sustainability matters;

•
A management level Executive Compliance Committee oversees our sustainability and compliance programs and activities; and

•
No multi-class or non-voting stock.

Advisory Vote on Executive Compensation
See Proposal Two “Advisory Vote to Approve Our Executive Compensation” for more information.
Our Board recommends that stockholders vote to approve, on an advisory basis, the compensation paid to our Named Executive Officers, as described in this Proxy Statement.
Ratify Auditor for Fiscal Year 2026
See Proposal Three “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.
Our Board recommends that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2026.
2027 Annual Meeting
Stockholder proposals submitted for inclusion in our 2027 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than September 1, 2026.
Notice of stockholder proposals to be raised from the floor of the 2027 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than October 15, 2026 and no later than November 14, 2026. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19.

GENERAL INFORMATION
Q:
Who is soliciting my proxy?

A:
The Company’s Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). Certain of our directors, officers, and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or in person. We have hired Georgeson LLC to assist in soliciting proxies from brokers, bank nominees, and other stockholders.

Q:
Who is paying for this solicitation?

A:
We will pay for the solicitation of proxies. Our directors, officers, and employees will not receive additional remuneration. We expect that we will pay Georgeson LLC not more than $11,000, plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees, and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:
What am I voting on?

A:
You will be voting on three proposals.

Proposal One is for the election of Kathleen L. Bardwell, Jocelyn D. Chertoff, Timothy E. Guertin, Jay K. Kunkel, Walter M Rosebrough, Jr., Sunny S. Sanyal, and Christine A. Tsingos to the Board for a one-year term ending at the 2027 Annual Meeting of Stockholders.
Proposal Two is an advisory vote on the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”) as described in this Proxy Statement.
Proposal Three is for the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2026.
Q:
Who can vote?

A:
Only our stockholders of record at the close of business on December 15, 2025 may vote. Each share of common stock outstanding on that date is entitled to one vote for each director nominee and one vote on each other matter to come before the meeting.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended October 3, 2025 (“fiscal year 2025”)) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, undertake to promptly deliver a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered and will include instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of our Annual Report or Proxy Statement in the future. Stockholders wishing to receive a separate Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at investor.relations@vareximaging.com or at:
Varex Imaging Corporation
Attention: Investor Relations
1678 South Pioneer Road
Salt Lake City, Utah 84104
(801) 972-5000
Q:
Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

A:
Yes, and doing so will help us further reduce the cost and environmental impact of our stockholder meetings. If you are a holder of record, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com and entering your email address before you vote if you are voting by Internet or any other time at www.computershare.com/investor. If your shares are registered in street name, please check with your broker, bank, or other nominee about how to receive future proxy materials by email. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise.

Q:
What is the difference between a stockholder of record and a “street name” holder?

A:
If your shares are registered directly in your name with Computershare Trust Company, N.A., our stock transfer agent, you are considered the stockholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.
Q:
How do I vote and how do I revoke my proxy?

A:
If you hold your shares in your own name as a stockholder of record, you may vote your shares either online at the virtual meeting or by proxy. To vote at the meeting, please visit www.virtualshareholdermeeting.com/VREX2026 and vote when indicated. To vote by proxy, please vote in one of the following ways:

1.
Via the Internet.   You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

2.
Via Telephone.   If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.
Via Mail.   If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing, and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote — by voting online at the virtual meeting, you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline (11:59 p.m. Eastern Time on February 11, 2026) by giving our Corporate Secretary written notice of your revocation, by submitting a later-dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).
If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Against,” or “Abstain” (for each of the director nominees under Proposal One and for Proposals Two and Three) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR each of the director nominees, FOR Proposal Two, and FOR Proposal Three. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.
If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank, or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date, and mail your voting instruction form in the envelope your broker, bank, or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank, or other nominee’s instructions on how to do so. If you wish to vote online at the virtual meeting, you must obtain a legal proxy from the broker, bank, or other nominee holding your shares.
Q:
What is the deadline for submitting a proxy?

A:
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on February 11, 2026. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:
What constitutes a quorum?

A:
On the record date, we had 41,919,432 shares of common stock, $0.01 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present online at the virtual meeting or represented by proxy.

Q:
What are abstentions and broker non-votes and how do they affect voting?

A:
Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors but are included in the shares entitled to vote on Proposals Two and Three. On Proposals Two and Three, abstentions have the effect of a vote against the proposal.

Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors and the advisory vote to approve executive compensation, your broker must receive voting instructions from you, as your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum but will have no effect on the proposal because they are not “entitled to vote” on the matter. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.
Q:
What vote is needed?

A:
For Proposal One, the election of directors, a nominee will be elected if the votes properly cast “for” the nominee exceeds the votes properly cast “against” the nominee.

For Proposals Two and Three an affirmative vote of the majority of shares present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote is required.
Q:
Is cumulative voting permitted for the election of directors?

A:
No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.

Q:
What happens if the director nominees do not receive a majority of votes cast at the Annual Meeting?

A:
In an uncontested election, if a nominee for director who is an incumbent director is not elected and no successor has been elected at the Annual Meeting, our Bylaws indicate that the director is to promptly tender his or her resignation to the Board. The Nominating Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. After considering the Nominating Committee’s recommendation, the Board will decide to act on the tendered resignation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board with respect to his or her resignation. If the director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting, and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of our Bylaws.

Q:
Can I vote on other matters?

A:
You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) proposals specified in the notice of the annual meeting given by or at the direction of the Board, (2) proposals made at the annual meeting by or at the direction of the Board and (3) proposals brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws a stockholder must notify our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2027 Annual Meeting of Stockholders will be no earlier than October 15, 2026 and no later than November 14, 2026. The notice must give a brief description of the business to be brought before the annual meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, and other information related to the proposed business, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).
Q:
When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

A:
To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2027 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Corporate Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than September 1, 2026. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

Q:
How do I suggest potential candidates for director positions?

A:
A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. This can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2027 Annual Meeting of Stockholders will be no earlier than October 15, 2026 and no later than November 14, 2026. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships, between such stockholder and any beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and his/her affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by the stockholder and/or the beneficial owner, all as detailed in our Bylaws.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19.
Q:
How does the Board select nominees for election to the Board?

A:
The Nominating Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on the Nasdaq Global Select Stock Market (“Nasdaq”) and other regulatory requirements applicable to us. Please refer to “Proposal One — Election of Directors” and our Corporate Governance Guidelines for additional details on our policy, process, and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q:
How may I communicate with the Board?

A:
Stockholders and other interested parties may communicate directly with the Board, the Board’s Chair or any other director or with the independent directors as a group or any other group of directors through the Board’s Chair by sending an email to boardofdirectors@vareximaging.com. Messages received will be forwarded to the appropriate director or directors.

Q:
When and where is the Annual Meeting being held?

A:
Our Annual Meeting will be a virtual meeting only and will be conducted via live audio webcast, available at www.virtualshareholdermeeting.com/VREX2026, beginning at 4:30 p.m. Mountain Time on Thursday, February 12, 2026. There will be no physical meeting location. Although our Annual Meeting will be held online as a virtual meeting only, stockholders who held shares as of the record date for the meeting can still participate in the virtual meeting (see below for additional details). If you have any questions about attending the Annual Meeting, please contact our Investor Relations department at investor.relations@vareximaging.com.

Q:
How can I attend the Annual Meeting?

A:
Stockholders who owned shares as of the close of business on December 15, 2025 are entitled to attend and vote at the Annual Meeting. To participate in the meeting, including to vote and ask questions, stockholders of record should:

•
Navigate to www.virtualshareholdermeeting.com/VREX2026; and

•
enter the 16-digit control number found on your proxy card or the Notice and follow the instructions on the website.

If your shares are held in street name and your voting instruction form or the Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in, and vote at the meeting with the 16-digit access code indicated on that voting instruction form or the Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the meeting. You will be allowed to log in as early as 30 minutes before the start time on Thursday, February 12, 2026.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you intend to join the live webcast, you should ensure that you have a strong Wi-Fi or internet connection. We encourage you to access the virtual meeting before it begins, and you should give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
In the event technical issues or other events delay or disrupt our ability to convene the meeting for longer than 30 minutes, we will make an announcement on the Investors page of our website at www.vareximaging.com regarding a date and/or time for reconvening the Annual Meeting. In the event of disorder, technical malfunction or other significant problem that disrupts the Annual Meeting, the chair of the meeting may adjourn, recess, or expedite the 2026 Annual Meeting, or take such other action as the chair of the meeting determines is appropriate in light of the circumstances.
Q:
How can I ask a question at the Annual Meeting?

A:
If you have a question about one of the matters on the agenda at the Annual Meeting, such question may be submitted in the field provided on the meeting website at or before the time the matters are before the Annual Meeting for consideration. We will answer questions related to any matters in the agenda to be voted on before the voting is closed.

Following adjournment of the formal business of the Annual Meeting, we will address appropriate general questions from stockholders regarding the Company. Such questions may be submitted into the field provided on the meeting website during the Annual Meeting. In the event that questions of general concern that meet the Board’s guidelines are not answered during the Annual Meeting, answers to such questions will be posted on the Investors page of our website at www.vareximaging.com promptly after the Annual Meeting.
If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, such matters may be raised separately before or after the Annual Meeting by contacting Investor Relations at investor.relations@vareximaging.com.
Q:
How can I find the results of the Annual Meeting?

A:
Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

VIRTUAL MEETING PHILOSOPHY
We will hold our Annual Meeting as a virtual meeting via the Internet. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders and reduces the costs associated with planning, holding, and arranging logistics for in-person meeting proceedings. The Board welcomes stockholder participation in the virtual meeting and desires an experience as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•
providing stockholders with the ability to submit appropriate questions in real-time during the meeting;

•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;

•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and

•
offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined above under the General Information section in this Proxy Statement.

PROPOSAL ONE — ELECTION OF DIRECTORS
BOARD RECOMMENDATION
VOTE “FOR” THE NOMINEES
Our Board; Selection of Nominees
At this Annual Meeting, you and the other stockholders will elect seven individuals to serve as directors. Our entire Board is subject to election at each annual meeting of stockholders, and each director will serve until his or her successor has been elected, unless such director dies, resigns, retires or is disqualified or removed.
Our Nominating Committee is charged with identifying, evaluating, and recommending director nominees to the full Board. There are no minimum qualifications for director nominees. The Nominating Committee generally seeks individuals who have or provide some, or all, of the following characteristics:
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knowledge about our industries and technologies;

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international business experience;

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diversity of business experience, viewpoints and personal background;

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experience in financial oversight, and a strong reputation with the financial community;

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experience in business management and the potential to succeed top management in the event of unexpected necessary Board intervention;

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broad experience at the policy making level in business, government, education, technology, or public interest; or

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business contacts, knowledge or influence useful to our business and product lines.

We believe that all of our directors should be committed to enhancing stockholder value, representing the interests of all stockholders, and dedicating sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform and carry out all director duties in a responsible manner. The Board believes that directors who are full-time employees of other companies should not serve on more than three public company boards at one time, and that directors who are retired from full-time employment should not serve on more than four public company boards. Additionally, a director who is a member of the Audit Committee cannot sit on more than three public company audit committees without the approval of the full Board and unless such member is a retired certified public accountant, chief financial officer, or controller or held a similar position. A director may not serve on a board of a competitor or a company with a significant competitive line of products to those offered by Varex. Further, our Board and Nominating Committee are committed to actively seeking highly qualified individuals with diverse backgrounds and experience from which new candidates are selected.
When seeking new director candidates, the Nominating Committee will consider potential candidates for directors submitted by Board members, members of our management and our stockholders. The Nominating Committee does not evaluate candidates differently based upon the source of the nominee.
To ensure we stay responsive to evolving stockholder needs, we hold annual director elections and we continually strive to maintain the optimal mix of skills and perspectives for effective stewardship.
The individuals named as proxyholders will vote your proxy for the election of the nominee directors unless you direct them otherwise. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.
Each of the nominees has been recommended by the Nominating Committee and nominated by the Board for election by the stockholders to a one-year term ending at the 2027 Annual Meeting of Stockholders. Set forth below are the names and ages as of December 15, 2025 of these nominees, the years they became directors, their principal occupations or employment for at least the past five years, and the names of other public companies for which they serve as a director or have served as a director during the past five years. Also set forth are the specific experience, qualifications, attributes, or skills that led our Nominating Committee to conclude that each person should serve as a director. All our directors have held high-level positions in their fields and have experience in dealing with complex issues. We believe that each is an individual of high character and integrity and exercises sound judgment.
Kathleen L. Bardwell Age: 69 Director Since: 2022 Independent Varex Committee Memberships • Audit Committee • Compensation Committee
Principal occupation, business experience and directorships
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Positions at STERIS Corporation

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Senior Vice President, Regulatory Affairs & Compliance (2019 – 2021)

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Senior Vice President, Chief Compliance Officer (2008 – 2019)

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Prior to STERIS Corporation, served in several leadership roles including Vice President, Internal Audit and Tax for Cole National Corporation, a global leader in optical healthcare

Experience, qualifications, attributes, or skills supporting directorship
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35 years of audit and accounting experience coupled with extensive background in the field of quality and regulatory affairs for a multi-national medical device company

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Certified Public Accountant (CPA) since 1989; Certification in Risk Management Assurance (CRMA) designation since 2013

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Extensive experience in regulatory affairs, compliance, corporate governance and environmental, social, and governance matters

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Experience serving on public company boards and committees, including audit and nominating committees, as well as audit committee chair

Jocelyn D. Chertoff, M.D. Age: 70 Director Since: 2017 Independent Varex Committee Memberships • Compensation Committee • Nominating Committee (Chair)
Principal occupation, business experience and directorships
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Positions at Dartmouth Hitchcock Medical Center

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Chair of the Department of Diagnostic Radiology and Vice President of the Regional Radiology Service Line (2015 – 2024)

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Interim Chair of the Department of Diagnostic Radiology (2014 – 2015)

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Vice Chair of the Department of Diagnostic Radiology (2004 – 2012)

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Practicing Radiologist since 1991

Experience, qualifications, attributes, or skills supporting directorship
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Deep knowledge and experience in radiology

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Provides significant end-user perspective to assist with product development as well as with relationships with existing and prospective X-ray imaging system manufacturers • Experience serving on a number of non-profit boards and committees
Timothy E. Guertin Age: 76 Director Since: 2020 Independent Varex Committee Memberships • Compensation Committee (Chair) • Nominating Committee
Principal occupation, business experience and directorships
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Positions at Varian Medical Systems, Inc.

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Chief Executive Officer (2006 – 2012)

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President (2005 – 2012)

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Chief Operating Officer (2004 – 2006)

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Corporate Executive Vice President (2002 – 2005)

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President, Oncology Systems (1992 – 2005)

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Prior Public Company Board Memberships in Past Five Years: Teradyne, Inc.

Experience, qualifications, attributes, or skills supporting directorship
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Deep knowledge of Varex’s management structure, strategy, and users of Varex’s technology, which he gained over more than 30 years with the former parent company of Varex

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Broad experience in product development, regulatory, marketing, financial and operational matters

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Past service on the board of directors of Acelity L.P., Inc., a privately held global advanced wound care company

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Service on the board of healthcare and technology industry organizations and service as a former director and chairman of the board of directors of TechAmerica (a nationwide technology trade association)

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Service on the board of trustees and as treasurer of the Radiation Oncology Institute, a non-profit organization engaged in cancer treatment research

Jay K. Kunkel Age: 66 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee • Nominating Committee
Principal occupation, business experience and directorships
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President Asia, Executive Vice President, Tenneco Inc., one of the world’s largest manufacturers of ride performance and clean air products and systems for automotive and commercial vehicles (2018 – 2020)

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President Asia Pacific, Member of the Executive Counsel, and Company Officer, Lear Corporation, a global leader in automotive and e-systems (2013 – 2018)

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Positions at Continental AG, an automotive manufacturing company

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President Asia, Member of the Management Board (2007 – 2013)

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President Asia, Automotive Systems Division, Member of the Management Board (2005 – 2007)

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Positions at PwC Financial Advisory Services

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Head of Corporate Finance and M&A Advisory

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Managing Director and Regional Leader of Automotive & Manufacturing Practice

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Prior to joining PwC, held various positions at Visteon Automotive Systems, Mitsubishi Motor Sales of America, and Chrysler Corporation

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Other Current Public Company Board Memberships: Magna International, one of the world’s largest suppliers of mobility technology in the automotive space (2023 to present)

Experience, qualifications, attributes, or skills supporting directorship
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Extensive experience in manufacturing operations and the industrial market

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International experience, including in key markets in Asia

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Deep knowledge and core skills in corporate development and mergers and acquisitions

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Expertise in project management and restructuring operations

Walter M Rosebrough, Jr. Age: 71 Director Since: 2018 Chair Since: 2023 Independent Varex Committee Memberships • Audit Committee • Nominating Committee
Principal occupation, business experience and directorships
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CEO Emeritus and Senior Advisor, STERIS plc, a provider of infection prevention and other procedural products and services (2021 – present)

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President and Chief Executive Officer and Director, STERIS plc (2007 – 2021)

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Prior to joining STERIS, served as President and Chief Executive Officer of Coastal Hydraulics, Inc.; also served in various executive positions in medical device and service businesses, including Chief Executive Officer, at Hill-Rom (purchased by Baxter), a global leader in patient support systems, therapeutic products, and workflow information technology

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Prior Public Company Board Memberships in the Past Five Years: STERIS plc

Experience, qualifications, attributes, or skills supporting directorship
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Service as a director and chief executive officer of a public company

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Over 40 years in the healthcare industry in various senior executive roles, including 25 years as chief executive officer

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Leadership experience in many major business functions, including product development, business development, manufacturing, finance, and marketing

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Experience leading ventures ranging in scale from start-up operations to multi-billion-dollar multinational businesses

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Service on the following healthcare industry boards: AAMI (Association for the Advancement of Medical Instrumentation — Chair), AdvaMed (Advanced Medical Technology Association — Former Executive Committee, Compensation Committee Chair, and Finance Committee Chair), MDMA (Medical Device Manufacturers Association), Health Insights (Former Chair), and Precipart Corporation.

Sunny S. Sanyal Age: 61 Director Since: 2017
Principal occupation, business experience and directorships
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President and Chief Executive Officer, Varex Imaging Corporation (2017 – Present)

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Senior Vice President and President, Imaging Components, Varian Medical Systems, Inc. (2014 – 2017)

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Chief Executive Officer, T-System Inc., an information technology solutions and services provider (2010 – 2014)

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Positions at McKesson Corporation, a healthcare services and information technology company

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Chief Operating Officer, McKesson Provider Technologies (2006 – 2010)

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Group President, Clinical Information Systems division (2004 – 2006)

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Previous management positions with GE Healthcare, Accenture, and IDX Systems Corporation

Experience, qualifications, attributes, or skills supporting directorship
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Extensive experience in medical device and healthcare industry

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Key insight into Varex through his leadership position as our President and Chief Executive Officer

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Significant public company operational experience

Christine A. Tsingos Age: 67 Director Since: 2017 Independent Varex Committee Memberships • Audit Committee (Chair) • Compensation Committee
Principal occupation, business experience and directorships
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Executive Vice President and Chief Financial Officer, Bio-Rad Laboratories, Inc., a leader in life science research and clinical diagnostics markets (2002 – 2019)

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Chief Operating Officer, Chief Financial Officer and consultant, Attest Systems, Inc., a leading software company in the IT asset management sector

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Chief Financial Officer, Tavolo, Inc., a leading online retailer of specialty food, cookware, and cooking-related content

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Vice President and Treasurer, Autodesk, Inc., a leading developer of design software

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Assistant Treasurer, The Cooper Companies, Inc., a global healthcare manufacturer of vision-related products
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Other Current Public Company Board Memberships: Envista Holdings Corporation, a global dental products company

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Prior Public Company Board Memberships in the Past Five Years: Telesis Bio, Inc. and Onto Innovation Inc.

Experience, qualifications, attributes, or skills supporting directorship
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Expertise in finance, operations, and financial reporting matters

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Extensive experience and critical insights in financial management, strategic planning, acquisitions, treasury, and investor relations

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Over 25 years of public company experience and a proven track record, including being named Bay Area CFO of the Year in 2010 and among the Most Influential Women in Business 2008 – 2012

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Board and committee service for other public companies, including service as audit chair

Director Qualifications Matrix
The following matrix is provided to illustrate the skills and qualifications of the nominated members of our Board and demonstrate our commitment to inclusiveness and diversity.
	Bardwell	Chertoff	Guertin	Kunkel	Rosebrough	Sanyal	Tsingos
Leadership	•	•	•	•	•	•	•
Component Manufacturing			•	•	•	•
Medical	•	•	•		•	•	•
Industrial/Security			•	•	•	•
Financial	•	•	•	•	•	•	•
International Experience	•		•	•	•	•	•
Governance of the Company
Overview
We are committed to strong corporate governance. Our governance policies and practices include:
Ethical Conduct and Strong Governance
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The Board’s Corporate Governance Guidelines articulate clear corporate governance policies, which include basic director duties and responsibilities.

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The fundamental responsibility of the Board is to represent the interests of our stockholders. However, in carrying out this responsibility, the Board may take into consideration the interests of other stakeholders. In fulfilling its responsibilities, the Board performs the following principal functions: (i) selecting, evaluating, compensating and, where necessary, replacing our Chief Executive Officer and other executive officers; (ii) approving corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold and significant financings; (iii) providing general oversight of our business; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting candidates to serve as directors; and (vi) monitoring legal and ethical conduct.
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The Board has adopted a Code of Conduct applicable to all our employees, including our executive officers, and to our directors.

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We have an online and telephone reporting helpline for employees and other stakeholders to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

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Each director is responsible for disclosing to the Nominating Committee and Chief Legal Officer situations that he or she reasonably believes give rise to a potential conflict of interest or related person transactions. The Board, upon recommendation of the Nominating Committee and after consultation with legal counsel, determines on a case-by-case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information.

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The Board conducts an annual assessment of its effectiveness and the effectiveness of each of its committees.

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Directors are expected to attend all stockholder meetings.

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The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director of the Company, including, but not limited to, those recommended by the Nominating Committee.

Director Independence
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We have an independent non-employee director as Chair, and our Bylaws mandate that the roles of Chair and Chief Executive Officer must be separated.

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Other than Mr. Sanyal, our Chief Executive Officer, all our Board members are independent of the Company and our management. The definition of “independent” is included in our Corporate Governance Guidelines, which can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.

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All members of our Board committees — the Audit Committee, the Compensation Committee, and the Nominating Committee — are independent.

Majority Voting
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Our Bylaws and Corporate Governance Guidelines include a majority voting standard for uncontested director elections. Under this standard, if the number of nominees timely nominated for an annual meeting does not exceed the number of directors to be elected, each director shall be elected if the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “against” in each case and exclude abstentions with respect to that director’s election. Any incumbent director who is not re-elected by the majority voting standard will be required to tender his or her resignation promptly following the certification of the stockholders’ vote. The Nominating Committee will consider such resignation and recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating Committee’s recommendation at the next regularly scheduled Board meeting following receipt of such recommendation and will promptly disclose publicly its decision regarding whether to accept the director’s resignation.

Board Structure
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Our entire Board is elected annually.

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Our Board has adopted a guideline for director retirement that provides that nominees for directors should be 75 years or younger at the time of their election or re-election. This guideline may be waived if the Board deems it appropriate.

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Our Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period. However, for the Board’s standing committees, our guidelines state that the Nominating Committee should consider recommending a new member to each committee every three years and rotating the Chair of a committee as appropriate.

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The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments and major business units and operations, and reviews enterprise risk at least annually. The Board’s and committees’ annual agendas include review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of our Chief Executive Officer and management, and Board succession.

Director and Executive Compensation
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The Board has adopted stock ownership guidelines for our directors and executive officers. Each non-employee director is expected to own shares valued at five times the directors’ annual retainer fee. Our Chief Executive Officer is expected to own shares valued at six times base salary, our Chief Financial Officer at three times base salary, and each of our other executive officers at one times base salary. Directors and executive officers are required to hold 50% of the “net profit shares” resulting from stock option exercises and/or vesting of other stock-based awards (measured on a post-tax and post-exercise price basis, as applicable) until they reach their applicable ownership level.

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The Board has adopted a Compensation Recovery Policy to recover certain cash and equity incentive payments made to executives in the event of a restatement of our financial statements. As disclosed in more detail under the heading “Application of Compensation Recovery Policy to Correction of Accounting Error” on page 44 of this Proxy Statement, during the third quarter of fiscal year 2025 we identified an accounting error that required us to revise our prior period financial statements. The error correction required us to undertake a recovery analysis under our Compensation Recovery Policy. Based on that analysis, we determined that no recovery was required because the correction resulted in no changes to the performance metrics used to determine incentive-based compensation for our executive officers during any of the applicable completed fiscal years.

Director Independence
The Board has determined that each of Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Mr. Rosebrough, and Ms. Tsingos are “independent” for purposes of SEC regulations, Nasdaq listing requirements, and under our Corporate Governance Guidelines. Mr. Sanyal, our President and Chief Executive Officer, is an employee and therefore not “independent.” The Board considered transactions and relationships (such as Ms. Tsingos’ service on the board of Envista Holdings Corporation, the parent company to a customer of the Company), both direct and indirect, between each director (and his or her immediate family) and the Company and its subsidiaries and affirmatively determined that none of Ms. Bardwell, Dr. Chertoff, Mr. Guertin, Mr. Kunkel, Mr. Rosebrough, or Ms. Tsingos have any material relationship, either direct or indirect, with us other than as a director and stockholder.
Board Meetings
The Board met six times in fiscal year 2025. Each of the regularly scheduled Board meetings included executive sessions of either the independent directors or the non-management directors, or both, with Mr. Rosebrough presiding at such meetings. We have three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which such director served that were held in fiscal year 2025. Directors are encouraged to attend meetings of committees on which they do not serve as members. All our directors are strongly encouraged to attend our annual meetings of stockholders. All but one of the directors then serving on the Board were present at our 2025 Annual Meeting.
Board Leadership Structure
The Board has adopted Corporate Governance Guidelines designed to promote the functioning of the Board and its committees. The Corporate Governance Guidelines and our Bylaws address Board composition, Board functions and responsibilities, qualifications, leadership structure, committees, and meetings.
Our Bylaws require that the Chair of the Board be chosen from among the directors and may not be the Chief Executive Officer. The Board has determined that having a director who is “independent” within the meaning of the Nasdaq listing standards serve as Chair and Mr. Sanyal serve as Chief Executive Officer is in the best interests of the stockholders. At this time, we have separated the roles of Chief Executive Officer and Chair in recognition of the differences between the two roles, and we believe the separation of roles improves Board engagement and oversight. The duties of the Chair of the Board and the Chief Executive Officer are set forth in the table below:
Chair of the Board	Chief Executive Officer

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Coordinates agendas for Board meetings, information flow to the Board and other matters pertinent to the Company and the Board

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Presides over meetings of the full Board, including executive sessions of independent directors

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Serves as a liaison to and acts as a communication channel between the Board and our Chief Executive Officer

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Presides over meetings of stockholders

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Sets and oversees execution of our corporate strategic direction

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Creates and implements our vision, values and mission that steer our culture

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Leads our affairs, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees

The Board believes that this overall structure of a separate Chair of the Board and Chief Executive Officer results in an effective balancing of responsibilities, experience and independent perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure benefits our Company by enabling our Chief Executive Officer to focus on strategic matters while the Chair of the Board focuses on Board process and governance matters.
The Board’s Role in Risk Oversight
We face many risks, including operational, economic, financial, legal, regulatory and competitive risks. Our management is responsible for the day-to-day management of the risks we face. While our Board as a whole has ultimate responsibility for the oversight of risk management, it administers its risk oversight role in part through the Board committee structure, with the Audit Committee, the Compensation Committee, and the Nominating Committee responsible for monitoring and reporting on the material risks associated with their respective subject matter areas.
The Board’s role in our risk oversight process includes receiving regular reports from members of senior management, as well as internal audit and external advisors, on areas of material risk to us, including operational, economic, financial, legal, regulatory and competitive risks. The full Board (or the appropriate committee in the case of risks that are reviewed by a particular committee) receives these reports from those responsible for the relevant risk in order to enable it to understand our risk exposures and the steps that management has taken to monitor and control these exposures. When a committee receives the report, the Chair of the relevant committee generally provides a summary to the full Board at the next Board meeting, unless all board members were present at the committee meeting. This enables the Board and its committees to coordinate the risk oversight role. The Audit Committee assists the Board in oversight and monitoring of principal risk exposures related to financial statements, legal, information security, regulatory, and other similar matters, as well as related mitigation efforts. The Compensation Committee assesses, at least annually, the risks associated with our compensation policies. The Nominating Committee assists the Board in oversight of risks that we have relative to compliance with corporate governance standards. The Audit Committee, the Compensation Committee, and the Nominating Committee share oversight of different aspects of our environmental, social, and governance programs.
Cybersecurity Risk Oversight
We have a risk-based cybersecurity program and a dedicated team of cybersecurity professionals focused on protecting our data and information systems. With Board and Audit Committee oversight, as part of our annual enterprise-wide risk management process, we assess and manage the material risks associated with cybersecurity. Our Board, both directly and through the delegation of responsibilities to the Audit Committee, is responsible for the oversight of risks from cybersecurity threats. At least annually, the Audit Committee receives an overview from management of our cybersecurity strategy, programs, and risk mitigation activities, as well as other developments and action items related to cybersecurity. In its meetings, the Audit Committee has the opportunity to discuss these matters with the head of our Information Technology department and other members of executive management. Members of the Board are also encouraged to engage in ad hoc conversations with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs.
Our cybersecurity program includes a variety of processes to assess, identify and manage risks from cybersecurity threats arising from our own and third-party provided systems. In the event of a suspected incident, our incident response plan outlines the steps to be followed from incident detection to mitigation, recovery, notification, and disclosure as appropriate. This program also includes maintenance by the Company of insurance coverage to defray the cost in the event of a cybersecurity breach.
In the last three fiscal years, we have not experienced any material cybersecurity incidents and the expenses we have incurred from cybersecurity incidents were immaterial. This includes penalties and settlements, of which there were none.
Artificial Intelligence Risk Oversight
We are committed to the responsible use of AI in our business operations. Our Board, both directly and through the delegation of responsibilities to the Audit Committee, oversee the Company’s use of artificial intelligence and related risk management. As part of this oversight responsibility, the Audit Committee periodically reviews with management the Company’s use of artificial intelligence, policies, guidelines, and risks related thereto, and the steps the Company has taken to monitor and mitigate such risks. The Audit Committee receives reports from the head of our Information Technology department and other members of executive management on AI-related matters. As with cybersecurity, members of the Board are encouraged to engage in ad hoc conversations with management on AI-related news events and updates.
The Board and the Audit Committee will continue to monitor management’s efforts to identify, assess, and mitigate risks associated with our use of artificial intelligence technologies.
Board Committees and Committee Meetings
Each of our standing committees has a written charter approved by the Board that establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, as well as our Corporate Governance Guidelines, Code of Conduct, and Human Rights Policy can be found through the “Corporate Governance” link on the Investors page on our website at www.vareximaging.com.
Audit Committee
Chair: Ms. Tsingos
Additional Members: Ms. Bardwell, Mr. Kunkel, and Mr. Rosebrough
Meetings in Fiscal Year 2025: 8
Committee Functions:
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Oversees our accounting and financial reporting process and audits of our financial statements.

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Assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements and the effectiveness of related compliance programs, including our internal accounting and financial controls, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm and (v) the principal risk exposures we face that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, data privacy and other risks relevant to computerized information system controls and security, as well as our related mitigation efforts, including business continuity and disaster preparedness planning.

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Reviews and approves our foreign exchange exposure management policy.

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Prepares the Audit Committee Report included in our proxy statement.

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Reports to the Board the results of its monitoring and recommendations.

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Provides to the Board any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Member Qualifications
Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Tsingos is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as the chief financial officer of Bio-Rad Laboratories between 2002 and 2019 and as the chief financial officer of Attest Systems, Inc. between 2000 and 2002. The Board has determined that Ms. Bardwell is also an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon her experience as a Certified Public Accountant and serving as chief audit executive of and leading the internal audit group at STERIS Corporation from March 2008 to November 2019. The Board has also determined that Mr. Rosebrough is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon his experience as chief executive officer of STERIS plc supervising the chief financial officer, and the senior vice president of compliance and internal audit, serving as the interim chief financial officer at STERIS Corporation, a wholly owned U.S. subsidiary of STERIS plc, and service on various audit and finance committees, including as chair of such committees for two non-profit entities.
Compensation and Human Capital Management Committee
Chair: Mr. Guertin
Additional Members: Ms. Bardwell, Ms. Chertoff, and Ms. Tsingos
Meetings in Fiscal Year 2025: 4
Committee Functions:
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Discharges the Board’s responsibilities relating to compensation of our executive officers.

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Provides oversight on human capital management matters that have major implications for the development of our Company.

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Evaluates our compensation plan design, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

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Reviews, not less than annually, our peer group for assessing the competitive range of compensation provided to individuals in similar positions at comparable companies.

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Oversees our stock and cash incentive plans.

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Reviews and discusses with management and recommends to the Board whether the disclosures under “Compensation Discussion and Analysis” should be included in our proxy statement.

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Reviews the compensation paid to directors for service on the Board and its committees.

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Ensures that reviews of plans for succession of executive officers occur at the Compensation Committee or Board level at least annually.

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Provides oversight on the development, implementation and effectiveness of our practices, policies, and strategies relating to human capital management as they relate to our workforce generally.

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Assesses, at least annually, the risks associated with our compensation and human capital management policies and practices, and reports to the Board and the Audit Committee whether such policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee determines all compensation for our NEOs and certain other of our officers. Before making decisions on compensation for individuals other than our Chief Executive Officer, the Compensation Committee reviews with our Chief Executive Officer each individual’s performance and accomplishments over the prior year. Except for his own position, our Chief Executive Officer makes recommendations to the Compensation Committee about base salary increases, any changes to the incentive plan target awards, and the amount of equity awards for each executive. However, the Compensation Committee retains and does not delegate any of its exclusive power to determine and approve all matters of executive compensation and benefits for certain officers as designated in the charter. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the Chief Executive Officer’s compensation.
The Compensation Committee also reviews and provides oversight on the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and employment practices.
Compensation Committee Advisors
To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant since May 2018. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Compensation Committee.
The compensation consultant reviews and analyzes our executive compensation programs, compensation strategy and effectiveness of pay delivery. The compensation consultant provides market information on compensation trends and practices and makes recommendations to the Compensation Committee based on competitive data. The compensation consultant advises the Compensation Committee chair on agenda items for Compensation Committee meetings, reviews management proposals and is available to perform special projects at the Compensation Committee chair’s request. The compensation consultant also periodically provides the Compensation Committee with updates on regulatory and legislative developments pertaining to executive compensation and compensation committee governance. The compensation consultant provides analyses and recommendations that inform the Compensation Committee’s decisions but does not decide or approve any compensation actions. As needed, the Compensation Committee also consults with the compensation consultant on program design changes.
Member Qualifications
In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act.
Nominating and Corporate Governance Committee
Chair: Dr. Chertoff
Additional Members: Mr. Guertin, Mr. Kunkel, and Mr. Rosebrough
Meetings in Fiscal Year 2025: 4
Committee Functions:
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Develops and recommends to the Board corporate governance principles, including our Corporate Governance Guidelines, Code of Conduct, and Related Party Transaction Policy.

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Identifies, evaluates, and recommends to the Board potential nominees to the Board, including those received from stockholders.

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Reviews with the Board annually the independence, skills and characteristics of all individual members and the skills and characteristics of the Board as a whole, in determining whether to recommend incumbent directors for re-election.

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Evaluates and makes recommendations to the Board concerning the size of the Board, the appointment of directors to Board committees, the qualifications of committee members, and the selection of Board committee chairs.

•
Reviews and determines whether to approve all related party transactions in accordance with the Related Party Transaction Policy.

•
Oversees the annual review of director independence and evaluation of the Board’s performance.

•
Assists the Board in exercising oversight with respect to our environmental, social and governance programs, policies and practices and related disclosures, and makes recommendations to the Board regarding our overall general strategy with respect to sustainability and environmental, social, and governance matters.

Sustainability Matters
Our Sustainability Strategy
From innovating new products and services to building relationships with our customers and local communities, our Sustainability strategy guides us in operating a responsible and resilient business.
Our Board and its committees play important roles in creating sustainable value, developing sustainability strategy and overseeing critical sustainability matters.
The Board of Directors
Our Board is responsible for oversight of sustainability risks and opportunities.
Nominating and Corporate Governance Committee
Oversees our sustainability efforts.
Reviews and evaluates our programs, policies and practices relating to sustainability issues and related disclosures.
Recommends to the Board our overall general strategy with respect to sustainability matters.

Compensation and Human Capital Management Committee
Provides oversight on the development, implementation and effectiveness of our practices, policies and strategies relating to human capital management as they relate to our workforce generally, including but not limited to policies and strategies regarding recruiting, selection, career development and progression, and employment practices.

Audit Committee
Reviews our public disclosures with respect to sustainability accounting standards.
Reviews cybersecurity, data privacy and other risks relevant to our computerized information system controls and security, as well as mitigation plans and relevant policies and programs.
Reviews our use of artificial intelligence, policies, guidelines and risks.
Reviews our business continuity and disaster preparedness planning.

We maintain a management-level Executive Compliance Committee to oversee our sustainability and compliance programs and activities. The Executive Compliance Committee was formed to assist the Nominating Committee in fulfilling its oversight responsibilities with respect to sustainability matters, and to assist with promoting an organizational culture that encourages law abiding and ethical conduct. The members of the Executive Compliance Committee include our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Human Resources Officer, and Senior Vice President of Regulatory and Quality.
For more information about our sustainability efforts, please see www.vareximaging.com/about-us/#sustainability.

PROPOSAL TWO — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION
BOARD RECOMMENDATION
VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background to the Advisory Vote
Under Section 14A of the Exchange Act, stockholders are able to vote to approve, on an advisory (non-binding) basis (an “Advisory Vote on Compensation”), the compensation of the NEOs as disclosed in this Proxy Statement in the Compensation Discussion and Analysis section and the related executive compensation tables. Accordingly, we are asking stockholders to approve, on an advisory (non-binding) basis, the following advisory resolution at our Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Annual Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables, and the other related tables and disclosure, is hereby APPROVED.”
The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving our goals of attracting, retaining and motivating our executives, rewarding individual and Company performance and aligning the executives’ long-term interests with those of our stockholders.
We encourage stockholders to read the Compensation Discussion and Analysis beginning on page 31 of this Proxy Statement, as well as the related compensation tables and narrative, which provide detailed information on our compensation policies and practices and the compensation of our NEOs.
This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this proposal by stockholders will not require the Board or the Compensation Committee to take any action regarding our executive compensation practices. Nonetheless, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Next “Say-On-Pay” Advisory Vote
At the 2025 Annual Meeting of Stockholders, the Company’s stockholders determined, on an advisory basis, that the “say-on-pay” vote should be held on an annual basis. In accordance with that determination, we conduct an annual Advisory Vote on Compensation, and the Board expects to hold its next Advisory Vote on Compensation at the 2027 Annual Meeting. In addition, the Board expects to hold the next advisory vote on the frequency of the Advisory Vote on Compensation at the 2031 Annual Meeting of Stockholders.

PROPOSAL THREE — RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BOARD RECOMMENDATION
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026
Ratification of Independent Auditors
The Audit Committee has appointed Deloitte as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending October 2, 2026 (“fiscal year 2026”), and we are asking you and other stockholders to ratify this appointment.
The Audit Committee, which is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm, annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Additionally, the Audit Committee also noted that our Deloitte engagement audit partner is subject to regular rotation. As a matter of good corporate governance, the Board, upon recommendation of the Audit Committee, has determined to submit to stockholders for ratification, the appointment of Deloitte. In the event that a majority of the shares of common stock present online at the virtual meeting or represented by proxy at the Annual Meeting and entitled to vote on Proposal Three does not ratify this appointment of Deloitte, the Audit Committee will review its future appointment of Deloitte.
We expect that a representative of Deloitte will be present at the Annual Meeting and that such representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Policy on Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm
The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally requested annually, and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence promulgated by the SEC.
Principal Accountant Fees and Services
The following is a summary of the fees for professional services billed (or to be billed) to us by Deloitte, our principal independent registered public accounting firm for fiscal years 2025 and 2024. “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”); and (ii) any of the other member firms of DTTL and their affiliates that, in case of both (i) and of this sentence, provide professional services to Varex.
Fee Category	2025	2024
Audit Fees(1)	$3,282,395	$3,287,875
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$10,802	$10,802
Total Fees	$3,293,196	$3,298,677

(1)
Audit Fees.   Consist of fees for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements.

(2)
All Other Fees.   Fiscal year 2025 and 2024 fees consist of fees in connection with services provided for accessing an online accounting and financial information resources site.

The Audit Committee determined that the provision of the above services, and the fees that we paid for these services, are compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved all services that Deloitte provided in fiscal years 2025 and 2024 in accordance with the pre-approval policy discussed above.

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) consists of the four directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise qualifies to be a member of the Audit Committee under Nasdaq listing requirements.
The Audit Committee’s general role is to assist the Board in monitoring the integrity of the Company’s financial reporting process and related matters, as well as the effectiveness of the Company’s internal control over financial reporting. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually and did so in the August 2025 Audit Committee meeting.
As required by the charter, the Audit Committee reviewed the Company’s financial statements for fiscal year 2025 and met with management, as well as with representatives of Deloitte & Touche LLP, (“Deloitte”) the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission (the “SEC”). The Audit Committee also discussed with management and members of Deloitte, management’s report and Deloitte’s report and attestation on the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2022.
In addition, the Audit Committee received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with members of Deloitte its independence from management and the Company.
Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2025.
Furthermore, in connection with the standards for independence promulgated by the SEC, the Audit Committee reviewed the services provided by Deloitte, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.
The Audit Committee has selected Deloitte to be the Company’s independent registered public accounting firm for fiscal year 2026. In doing so, the Audit Committee considered the results from its review of Deloitte’s independence, including (a) all relationships between Deloitte and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) Deloitte’s performance and qualification as an independent registered public accounting firm, and (c) the fact that the Deloitte engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Deloitte to the stockholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter does not ratify this appointment, the Audit Committee will review its future appointment of Deloitte.
Christine A. Tsingos (Chair)
Kathleen L. Bardwell
Jay K. Kunkel
Walter M Rosebrough, Jr.

STOCK OWNERSHIP
Beneficial Ownership of Certain Stockholders, Directors, and Executive Officers
This table shows as of December 15, 2025: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each nominee for director and each NEO and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as otherwise indicated, the address of each is 1678 S. Pioneer Road, Salt Lake City, Utah 84104. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted, each person has sole voting and investment power over the shares shown in this table. For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by the person or group, which includes the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 15, 2025 by the sum of the 41,919,432 shares of common stock outstanding on December 15, 2025, plus the number of shares of common stock that the person or group had the right to acquire on or within 60 days after December 15, 2025.
	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned(17)	Percent of Class
Stockholders
Pzena Investment Management LLC(1) 320 Park Avenue, 8th Floor, New York, NY 10022	4,244,977	10.1%
Blackrock, Inc(2) 50 Hudson Yards, New York, NY 10001	3,364,703	8.0%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	2,989,847	7.1%
Allspring Global Investments Holdings, LLC(4) 1415 Vantage Park Drive, 3rd Floor, Charlotte, NC 28203	2,554,823	6.1%
Kathleen L. Bardwell(5)	33,868	*
Jocelyn D. Chertoff, MD(6)	63,960	*
Timothy E. Guertin(7)	48,543	*
Andrew J. Hartmann(8)	166,982	*
Kimberley E. Honeysett(9)	126,137	*
Mark S. Jonaitis(10)	193,409	*
Jay K. Kunkel(11)	49,726	*
Shubham Maheshwari(12)	350,780	*
Walter M Rosebrough, Jr.(13)	79,038	*
Sunny S. Sanyal(14)	931,092	2.2%
Christine A. Tsingos(15)	64,421	*
All directors, nominees for director and executive officers as a group (12 persons)(16)	2,006,570	4.6%

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 15, 2025.

(1)
Based on a Schedule 13G/A filed on July 3, 2025, Pzena Investment Management LLC. has sole power to vote 3,108,798 of these shares and sole power to dispose of 4,244,977 of these shares.

(2)
Based on a Schedule 13G/A filed on April 17, 2025, Blackrock, Inc. has sole power to vote 3,288,590 of these shares and sole power to dispose of 3,364,703 of these shares.

(3)
Based on a Schedule 13G/A filed on October 31, 2025, The Vanguard Group, Inc. has sole power to vote 0 of these shares, shared power to vote 334,960 of these shares, sole power to dispose of 2,640,152 of these shares, and shared power to dispose of 349,965 of these shares.

(4)
Based on a Schedule 13G/A filed on October 9, 2024, by Allspring Global Investments Holdings, LLC and certain related entities, Allspring Global Investments Holdings, LLC has sole power to vote 2,357,273 of these shares and sole power to dispose of 2,554,823 of these shares.

(5)
Amount shown includes 30,249 Deferred Stock Units (“DSUs”) that have vested but that are subject to deferred distribution.

(6)
Amount shown includes 30,249 DSUs that have vested but that are subject to deferred distribution.

(7)
Amount shown includes 30,249 DSUs that have vested but that are subject to deferred distribution.

(8)
Amount shown includes 130,800 shares that may be acquired under stock options exercisable within 60 days of December 15, 2025.

(9)
Amount shown includes 121,829 shares that may be acquired under stock options exercisable within 60 days of December 15, 2025. Also includes 195 shares held in a trust of which Ms. Honeysett is the trustee. Ms. Honeysett ceased to be the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary effective October 3, 2025.

(10)
Amount shown includes 116,068 shares that may be acquired under stock options exercisable within 60 days of December 15, 2025.

(11)
Amount shown includes 30,249 DSUs that have vested but that are subject to deferred distribution.

(12)
Amount shown includes 243,889 shares that may be acquired under stock options exercisable within 60 days of December 15, 2025.

(13)
Amount shown includes 36,723 DSUs that have vested but that are subject to deferred distribution.

(14)
Amount shown includes 699,200 shares that may be acquired under stock options exercisable within 60 days of December 15, 2025.

(15)
Amount shown includes 30,249 DSUs that have vested but that are subject to deferred distribution.

(16)
Amount shown includes 187,968 DSUs that have vested but that are subject to deferred distribution and 1,214,708 shares that may be acquired under stock options exercisable within 60 days of December 15, 2025.

(17)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of common stock owned, and stock options exercisable within 60 days of December 15, 2025. This table does not include (i) unvested grants of restricted stock units and unvested performance-based stock options for our executives or (ii) unvested DSUs for our non-employee directors, both of which are disclosed in the Compensation Discussion and Analysis Section of this Proxy Statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The discussion in this section provides an overview of, and describes details regarding, the compensation programs for our NEOs and Board in fiscal year 2025. It includes a discussion of our business highlights, philosophy, and governance, along with actual and target compensation received.
For 2025, the Compensation Committee approved:
•
an annual cash incentive plan that incorporated the financial measure of earnings before interest and taxes (“EBIT”) of the Company as well as an assessment of pre-determined individual strategic goals; and

•
a long-term equity-based incentive (“LTI”) program comprised of performance-based stock units (50%), half of which are earned for relative total shareholder return (“TSR”) performance and half of which are earned for achievement of adjusted EBITDA margin goals, and time-based RSUs (50%).

The Compensation Committee believes this program incentivizes the NEOs to manage the business and take actions that will increase the market valuation of the Company over the long term. We sometimes refer to the Compensation Committee in this “Compensation Discussion and Analysis” section of the Proxy Statement as the “Committee.”
Business Highlights
During fiscal year 2025, we recognized $845 million in revenue, a 4% increase from fiscal year 2024. This was driven by improved demand in both our Medical and Industrial segments. In our Medical segment, we saw an improvement across most modalities, with particular strength in global CT sales, as well as improvement in sales to our Chinese customers. Growth in our Industrial segment was primarily the result of increased sales of security inspection systems and components, as well as non-destructive testing and inspection in various verticals. During the year, we made substantial progress in advancing innovative technologies like photon counting for CT, a radiographic detector for the value segment from our new facility in India, and cargo systems in Industrial.
Financial Results.   Our financial results for fiscal year 2025 included:
•
Revenues increased to $845 million from $811 million in the prior fiscal year. Medical revenues increased 2% and Industrial revenues increased 10% from the prior fiscal year. The Medical segment represented 70% of total company revenues and the Industrial segment represented 30%.

•
Year over year, we experienced higher sales across some Medical modalities, including CT, oncology and mammography products. Our Industrial segment saw solid demand for security inspection systems and components.

•
For fiscal year 2025, we had a GAAP net loss of $70 million, or $(1.70) per diluted share.

•
We ended fiscal year 2025 with cash and cash equivalents, and marketable securities of $155 million. During fiscal year 2025 we used approximately $75 million of cash to reduce our outstanding debt. For the fiscal year, we had cash flow from operations of $42 million. Our total debt outstanding was $370 million compared to $447 million at the end of the prior fiscal year.

Capital Structure.   During fiscal year 2025, our net leverage decreased to 1.8x adjusted trailing-twelve months EBITDA. This was primarily the result of higher profitability, a decrease in debt levels and solid cash generation.
China.   In fiscal year 2025, sales in China were $128 million, up $10 million compared to the prior fiscal year, as demand improved as the impacts of China’s medical industry-wide anti-corruption campaign abated. In fiscal year 2025, the China market represented 15% of our total company revenues.
New Products.   Our R&D teams were actively engaged with our customers during fiscal year 2025 with new product development efforts.

•
During fiscal year 2025, we continued to see traction with our photon counting technology. In our Medical business, we remained engaged with large imaging original equipment manufacturers (“OEMs”) to integrate our photon counting detector technology in their next generation CT system designs, and in our Industrial business, we continued to see interest and adoption by new OEMs across various non-destructive verticals.

•
We continued to make progress with our nanotube technology and are collaborating with several innovative OEMs who are developing novel applications.

•
In our Industrial segment, during fiscal year 2025 we launched our cargo inspection systems business, booking over $55 million in orders and shipping over 15 systems to a number of countries including Mexico, Iraq, Brazil, and Saudi Arabia.

•
We also made solid progress with our India expansion plans, where our initial focus is to establish low-cost manufacturing for our radiographic components.

2025 Advisory Vote on Compensation
At our 2025 Annual Meeting of Stockholders, approximately 97% of the votes cast for or against the “say-on-pay” Advisory Vote on Compensation were “FOR” approval of the proposal. We value this positive endorsement by our stockholders of our 2024 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. Consequently, based on these advisory results, we maintained our general approach to compensation for fiscal year 2025, including our pay for performance philosophy and our efforts to attract, retain, and motivate our NEOs.
Philosophy of Our Executive Compensation Programs
The Compensation Committee believes that attracting, motivating, and retaining a team of high-performing executives is critical to advancing the interests of stockholders. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:
•
Key Talent.   The pay program should enable us to attract and retain individuals with the background, experience, and talent required to lead the development and successful implementation of our business strategy.

•
Pay for Performance.   A significant proportion of total compensation should be at risk for achievement of annual operating and strategic goals and for long-term value creation for stockholders.

•
Stockholder Alignment.   Long-term incentives should be awarded in the form of Company equity to directly align executive interests with those of stockholders.

•
Long-term Performance Orientation.   The mix of incentives should place emphasis on long-term sustainable growth and profitability in line with stockholder interests.

•
Total Compensation Context.   Pay decisions should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of individual performance, experience, knowledge, and internal parity among peers.

The Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals and in terms of stockholder value creation. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size operating in our industry, taking into account our relative performance and our own strategic goals. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation but views each element as related but distinct.

Program Overview
This Compensation Discussion and Analysis section focuses on the following executives who were our NEOs for fiscal year 2025:
Name	Title
Sunny S. Sanyal	President and Chief Executive Officer
Shubham Maheshwari	Chief Financial Officer
Kimberley E. Honeysett	Former Senior Vice President, Chief Legal Officer and Corporate Secretary*
Andrew J. Hartmann	Senior Vice President and General Manager, Detectors
Mark S. Jonaitis	Senior Vice President and General Manager, X-Ray Sources

*
Ms. Honeysett ceased to be the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary effective October 3, 2025, the last day of our 2025 fiscal year.

Each program component and the rationale for it are highlighted below:
Component	Purpose and Role
Base salary	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled senior executives.
• Recognize sustained performance, capabilities, job scope, experience, and internal pay equity.
Short Term Incentives (“STI”)	• Motivate and reward achievement of annual financial results that drive profitability and stockholder value.
• Reward achievement of strategic goals that provide the foundation for future growth and profitability.
Long Term Incentives (“LTI”)	• Align the interests of executives with those of our stockholders as the value of all awards is tied to our stock price.
• Motivate and reward achievement of long-term financial results that drive profitability and stockholder value.
• Motivate and reward long-term value creation as measured on a relative basis.
• Encourage executive retention and long-term performance through vesting over four years for time-vested awards and three years for performance-based awards.
Executive benefits and perquisites	• Provide the same 401(k) and other benefits as non-executive employees.
• Provide a competitive retirement benefit by allowing executives to defer compensation pursuant to a nonqualified deferred compensation plan.
Short Term Incentives consisted of an annual cash bonus, also sometimes referred to herein as an annual incentive.

Pay for Performance
Our executive compensation programs are heavily weighted towards variable compensation that provides a direct link between corporate performance, stockholder value creation, and pay outcomes for our executives. Our programs also tie pay outcomes to the achievement of key strategic objectives that we believe will drive longer-term value to stockholders. The Compensation Committee regularly assesses our programs to ensure they are aligned with our evolving business strategy and are effective in supporting our talent needs.
•
Compensation Mix.   The target total direct compensation (“Target TDC”) of our NEOs is comprised of three elements: base salary, target annual cash incentive opportunity, and the grant date fair value of LTIs. As illustrated by the segments in the following graphs, 81% of the Target TDC of our Chief Executive Officer (“CEO”) was at-risk and/or performance-based in the form of annual cash incentives and LTIs. For our other NEOs as a group on average, 63.5% of their Target TDC was at-risk and/or performance-based. The Compensation Committee generally positions target TDC for the NEOs near the median in terms of mix and value of base salary, annual cash incentive, and long-term equity incentives, taking into consideration individual factors such as experience, criticality to the organization, and performance.

•
Use of Rigorous Performance Goals in our Annual Incentive Plan.   For fiscal year 2025, Adjusted EBIT was the financial measure utilized as the corporate target for all NEOs. Consistent with fiscal year 2024, individual achievement goals were used as a modifier of the financial goal (Adjusted EBIT) achievement. We believe that using one comprehensive corporate measure aligns and focuses our executives on the overall success of the Company, while the individual achievement modifier recognizes personal performance and rewards achievement of key milestones in the implementation of our strategies. Target objectives are set at the beginning of the fiscal year to be challenging, but attainable with solid performance and each year the Compensation Committee carefully evaluates management’s accomplishments relative to our key strategic goals. As a result of our financial performance in fiscal year 2025, and consistent with our pay for performance philosophy, executives earned between 137% and 151% of their target annual cash incentive awards (137% for the Chief Executive Officer and 141% on average for all other NEOs).

•
Calibration of Compensation Opportunity.   Fiscal year 2025 long-term incentive grant values were reduced by 29% versus fiscal year 2024 as a one-time action to ensure program affordability in light of the decline in the Company’s share price.

•
50% of LTI Value Granted in the Form of Performance Stock Units (“PSUs”).   For 2025, the LTI program consisted of 50% PSUs and 50% time-based RSUs. The PSUs were equally divided, with 50% of grant value tied to adjusted EBITDA margin performance and 50% tied to relative total shareholder return (“TSR”). PSUs tied to relative TSR (“TSR PSUs”) are earned based on TSR relative to the Russell 2000 Value Index constituents over a three-year period starting from the grant date. Earned awards will vest and be distributed following the end of the three-year performance period. PSUs tied to adjusted EBITDA margin (“EBITDA Margin PSUs”) are earned based on the achievement of pre-established adjusted EBITDA margin goals measured over three equally weighted one-year performance periods (fiscal year 2025, fiscal year 2026, and fiscal year 2027), with all goals set at the beginning of the three-year period. The amount earned with respect to each tranche will be determined following the end of each fiscal year in the performance period, with all earned awards vesting and being distributed following the end of the three-year performance period.
•
Alignment of Pay and Stockholders’ Returns.   The Compensation Committee carefully structures the compensation program to achieve alignment with stockholder interests, while providing target pay opportunities that are competitive with the market and appropriate to the specific contributions of each executive. Because our NEOs’ compensation opportunities are heavily tied to the achievement of operating results and/or share price performance, it is valuable to assess the pay that is realized (or tracking to be earned) compared to the pay opportunity. Our NEOs’ Realized TDC for fiscal year 2025, which includes actual short-term incentives value paid and the value of LTIs granted in fiscal year 2025 as of the end of fiscal year 2025, was lower than their fiscal year 2025 Target TDC. The short-term value realized was above target, but the year-end share price was below the share price at grant resulting in an overall lower Realized TDC compared to the Target TDC. Below is the calculation of Realized TDC and comparison of these values to Target TDC, which we believe demonstrates alignment with stockholders given that realized values are 1% to 8% below Target TDC.

	Fiscal Year 2025 Realized TDC(1)												Difference
Name	Salary Paid	+	Actual Annual Incentive	+	PSU Value	+	RSU Value	=	Total	-	FY2025 Target TDC(2)	=	($)	(%)
Sunny S. Sanyal	$815,816		$1,131,894		$1,002,842		$1,029,001		$3,979,553		$4,294,609		$(315,056)	(7.3)%
Shubham Maheshwari	$534,877		$529,729		$294,477		$302,166		$1,661,249		$1,664,521		$(3,272)	(0.2)%
Kimberley E. Honeysett	$420,908		$343,154		$180,741		$185,464		$1,130,266		$1,132,363		$(2,097)	(0.2)%
Andrew J. Hartmann	$494,600		$301,901		$167,189		$171,554		$1,135,244		$1,210,593		$(75,350)	(6.2)%
Mark S. Jonaitis	$405,908		$312,793		$167,189		$171,554		$1,057,447		$1,073,120		$(15,676)	(1.5)%

(1)
Fiscal year 2025 Realized TDC is the sum of salary paid, annual cash incentive earned, and the value of RSUs and PSUs granted in fiscal year 2025 based on the closing share price on October 3, 2025 ($11.94). Assumes target performance for PSUs, except with respect to the first tranche of the fiscal year 2025 EBITDA Margin PSUs and the first two tranches of the fiscal year 2024 EBITDA Margin PSUs, which are reflected at actual performance.

(2)
Fiscal year 2025 Target TDC is the sum of annualized salary, target annual incentive, and the grant date fair value of long-term incentives.

Key Changes for Fiscal Year 2026 Compensation and Governance Programs
For fiscal year 2026, our STI and LTI programs are expected to remain substantially the same as they were for fiscal year 2025. Our short-term incentive plan will continue to utilize one financial measure, Adjusted EBIT, for all NEOs, with an individual modifier that is based on individual goals tied to business unit financial measures and other key strategic projects. We believe that Adjusted EBIT encourages the full executive group to focus on Company-wide profitability and that the individually set goals incentivize executives to focus on important strategic aspects of their business units and functions that drive performance. Our LTI program will continue to be comprised of time-based RSUs (50%) and performance-based stock units (PSUs) (50%), where half of the PSUs will be subject to achievement of adjusted EBITDA margin goals over three years and half of the PSUs will be subject to relative total shareholder return (TSR) performance compared to the constituents of the Russell 2000 Value Index over three years.

Executive Compensation Practices Highlights
A number of practices strengthen the alignment of our executive compensation program with the interests of our stockholders:
What we do	What we do not do
✓ Independent Compensation Committee	× Provide golden parachute tax gross ups
✓ Independent compensation advisor	× NEO employment contracts
✓ NEOs employed “at will”	× Provide excessive NEO perquisites
✓ Robust CEO & NEO stock ownership guidelines	× Permit directors and NEOs to engage in common stock margining, pledging, or hedging
✓ Annual review of succession plan ✓ Annual compensation review and risk assessment	× Provide for a liberal change in control definition in individual contracts or equity plans which could result in payments to NEOs without an actual change in control occurring
✓ Award 50% of LTI value in performance-based equity awards	× Change in control severance payments without involuntary job loss or substantial diminution of duties
✓ Encourage our NEOs to sell Company stock through a 10b5-1 trading plan	× Egregious pension/supplemental NEO retirement plan payouts
✓ Place caps on maximum payouts from our annual cash incentive plan	× Reprice and repurchase options without stockholder consent
✓ Standardize the timing and administration of equity award grants	× Take into account the timing of the release of material non-public information, such as positive or negative earnings announcements when granting equity awards
✓ Clawback policy that applies to our annual cash incentive plan and equity incentive plan	× Excessive severance/change in control provisions that provide cash payments exceeding two and a half times base salary plus target/average/most recent bonus
How We Make Compensation Decisions
Role of the Compensation and Human Capital Management Committee.   The Compensation Committee oversees the development and administration of our executive compensation programs, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities include:
•
determining the compensation and performance goals for our CEO after meeting with its independent advisors and discussing with the other independent members of the Board,

•
collaborating with the CEO to develop the compensation and performance goals for our other Section 16 Officers (as so designated by us under Rule 16a-1(f) of the Exchange Act) and vice presidents reporting to the CEO,

•
determining a market peer group to ensure our executive compensation programs are competitive,

•
performing an annual risk assessment of our executive compensation programs, and

•
assessing our executive compensation programs annually to ensure that they are well aligned with our evolving business strategy and are effective in supporting its talent needs.

Role of the Chief Executive Officer.   Our CEO makes recommendations to the Compensation Committee as requested on incentive plan design, financial and strategic performance goals, performance and compensation for other executives, and management transitions and succession. The CEO does not make recommendations regarding his own compensation or Board compensation.
Role of the Independent Compensation Consultant.   The Compensation Committee retained FW Cook, a nationally recognized independent compensation consulting firm, to advise on certain compensation matters. FW Cook does not provide other services to the Company or the Company’s management.

FW Cook advised the Compensation Committee with respect to fiscal year 2025 compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group data, incentive plan design, and relevant Proxy Statement disclosure.
The Compensation Committee has determined that FW Cook is independent, and the services provided by FW Cook during fiscal year 2025 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable listing standards.
Setting Executive Compensation. Generally, in determining base salary, target annual incentives, and guidelines for long-term equity awards, the Compensation Committee considers several factors including, but not limited to the executive’s:
•
role, including the scope and complexity of responsibilities;

•
experience and capabilities;

•
contributions or responsibilities below or beyond the typical scope of the role;

•
individual performance and internal equity; and

•
competitive compensation opportunities as reflected in compensation provided by our peers and other competitors for similar executive talent.

Peer Group and Market Analysis.   The Compensation Committee uses a compensation peer group to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee reviews executive pay relative to the median pay of comparable positions in peer group companies and, as appropriate, compensation survey data. The Compensation Committee’s independent compensation consultant reviews the companies in the peer group annually and proposes changes in response to mergers and acquisitions, significant movements in revenues or market capitalization, and revised business strategies. For the peer group developed during fiscal year 2025 and used as context for fiscal year 2026 pay decisions, the Compensation Committee approved the removal of Lantheus Holdings, Inc., and Merit Medical Systems, Inc., because their respective market caps significantly exceed the targeted size range. Lantheus Holdings and Merit Medical were replaced by Faro Technologies, Inc. and ZimVie, Inc., which are appropriately sized. The peer group companies compete in the healthcare equipment and supplies, life sciences tools and services, and electronic equipment instruments and components industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company.
Accuray Incorporated	Knowles Corporation
AngioDynamics, Inc.	Methode Electronics, Inc.
Artivion, Inc.	Mirion Technologies, Inc.
Avanos Medical, Inc.	Orthofix Medical, Inc.
CONMED Corporation	OSI Systems, Inc
CTS Corporation	Rogers Corporation
Faro Technologies, Inc.*	Vishay Precision Group
Inogen, Inc.	ZimVie, Inc. *

*
New to the peer group.

At the time the peer group was selected, we had annual revenue (based on the most recent four quarters) that was above the median and market capitalization (based on the last fiscal year average) below the median of the peer group. Further detail on the peer group at the time it was approved in August 2025 is as follows:
		Peer Group
Company Scope	Varex	25P	Median	75P
Revenue ($M) (trailing 4 quarters)	821	377	535	838
Market Capitalization as (last fiscal year average) ($M)	673	390	913	1,686
Fiscal Year 2025 Compensation Program and Pay Decisions
Base Salaries.   The Compensation Committee reviews the base salaries of our NEOs annually but primarily adjusts salaries in recognition of significant increases in position responsibilities, demonstrated capabilities, and sustained individual performance. Gaps in internal pay equity or external pay competitiveness are also considered. For fiscal year 2025, the NEOs received base salary increases to better align total cash compensation with median market levels and in consideration of each NEO’s individual performance. The increases were effective as of January 1, 2025.
Name	Fiscal Year 2024 Base Salary	Fiscal Year 2025 Base Salary	% Increase
Sunny S. Sanyal	$798,000	$822,000	3%
Shubham Maheshwari	$523,000	$539,000	3%
Kimberley E. Honeysett	$412,000	$424,000	3%
Andrew J. Hartmann	$416,000	$428,000(1)	3%
Mark S. Jonaitis	$397,000	$409,000	3%

(1)
Mr. Hartmann’s salary was temporarily increased to $536,000 from November 1, 2024 to December 31, 2024, and then to $548,000 from January 1, 2025 to May 30, 2025 while he led the Medical sales group on an interim basis until the Company hired a new Vice President of Global Medical Imaging. On June 1, 2025 his salary was adjusted back down to $428,000.

Annual Cash Incentives.   Our NEOs receive annual incentives through our Management Incentive Plan (“MIP”), which rewards our executive officers for the achievement of pre-determined annual financial and strategic goals. On November 21, 2024, the Compensation Committee set the fiscal year 2025 performance goals under the MIP for the NEOs and certain other executive officers.
For fiscal year 2025, a pool was established based on the financial achievement as measured by Adjusted EBIT compared against a pre-established target. Individual payouts were based on achievement of this financial measure with a potential modifier for achievement of pre-established individual strategic goals. The financial portion had potential funding of between 0% and 200% of target and the individual modifier had potential results of 80% to 120%, with a maximum potential payout of 200% of target for any participant.
The Compensation Committee sets individual incentive targets, expressed as a percentage of salary, near the beginning of the fiscal year corresponding with each individual’s position and responsibilities with the Company and competitive pay practices. The target incentive opportunities are reviewed by the Compensation Committee, in consultation with its independent compensation consultant.

	MIP Target			MIP Maximum(1)
Name	Base Salary	% of Base Salary	Amount	% of Base Salary
Sunny S. Sanyal	$822,000	100%	$822,000	200%
Shubham Maheshwari	$539,000	65%	$350,350	130%
Kimberley E. Honeysett	$424,000	55%	$233,200	110%
Andrew J. Hartmann	$428,000	55%	$235,400	110%
Mark S. Jonaitis	$409,000	55%	$224,950	110%

(1)
No participant under the Management Incentive Plan (MIP) may receive an annual incentive for fiscal year 2025 of more than $3,000,000.

The mechanics for calculating the fiscal year 2025 MIP awards were as follows:
Fiscal Year 2025 MIP Framework

Adjusted EBIT Results
30% - 155%
MIP Pool Attainment Percentage
0-200%
Individual Payout
[EBIT Attainment Percentage] x [Target MIP] x [Individual Goals Results]
Individual Goals Results: 80% - 120%
Maximum Individual Payout: 200%

Financial Portion — On November 21, 2024, the Compensation Committee set the fiscal year 2025 financial performance goals under the MIP for the NEOs and other Vice Presidents and above reporting directly to our CEO. For fiscal year 2025, the Compensation Committee selected Adjusted EBIT as the financial performance measure applicable to overall Company performance because it believed that this measure aligns with stockholder interest and drives our stock market value.
The payout percentage for the financial metric was determined in accordance with the table below.
Fiscal Year 2025 Financial Goal Targets
Measure ($M)	Min	Below Target	Target	Maximum	Result
Full year Adjusted EBIT(1) $	$18.0	$51.0	$60.0	$93.0	$75.4
% of Financial Target	30%	85%	100%	155%	125.6%
% of Bonus Target	0%	50%	100%	200%	135%
Full year Payout Percentage:					135%

(1)
“EBIT” means the Company’s or a business unit’s income before reductions for interest and taxes. Calculation of Adjusted EBIT is subject to certain pre-approved non-GAAP adjustments, which include results associated with discontinued operations, implementing new or changed accounting rules, tax law changes, spin off or divestiture related costs, restructuring charges, acquisition related expenses, and unbudgeted impacts from tariffs, sanctions and other restrictions on foreign trade, litigation defense and settlement costs, and significant non-recurring charges or benefits as determined by the Compensation Committee in its sole discretion. During fiscal year 2025, the Committee made no additional non-GAAP adjustments in calculating Adjusted EBIT. Adjusted EBIT is a non-GAAP financial measure. We believe this non-GAAP financial measure is appropriate for use in the compensation program because it excludes amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments, or our senior management.

Individual Strategic Goal Portion — For fiscal year 2025, individual strategic goals for our NEOs were related to the following:
•
For Mr. Sanyal — drive sales success, generate cash, improve gross margins and efficiency, drive new business growth and new design wins, and continue to drive talent development actions.

•
For Mr. Maheshwari — achieve sales goals for the Company; increase cash balance; refinance debt and comply with covenants; increase Varex gross margin year-over-year, and ship Gen 7 detectors from our India facility to OEMs.

•
For Ms. Honeysett — increase efficiency in legal and compliance processes to reduce manual processes/reduce costs, operationalize programs that enable compliance/reduce risk, drive talent development and customer satisfaction, decrease controllable legal and compliance costs

•
For Mr. Hartmann — improve gross margins and achieve revenue targets by reducing inventory, operationalizing our India facility, gaining market share in key detector markets, launching new products while boosting employee engagement and customer satisfaction.

•
For Mr. Jonaitis — achieve revenue growth, renegotiate contracts, localize supply chains, reduce operational costs, promote culture of quality, improve inventory turns, and improve net promoter score.

Fiscal Year 2025 Payouts
The Compensation Committee evaluated the performance of Mr. Sanyal, considering the applicable financial and individual achievements, and determined his award in its sole discretion. The Committee met in executive session for this evaluation and then reviewed their recommendation for Mr. Sanyal with the full Board. Mr. Sanyal submitted recommendations for each of the other NEOs based on the achievement of the corporate goal for fiscal year 2025 compared to the thresholds set by the Compensation Committee and based on the scoring of the individual goals of the MIP, including:
•
For Mr. Sanyal — exceeded free cashflow and revenue goals; increased year-over-year gross margins; secured more cargo systems tenders, shipped more detectors, and secured more design wins than expected; improved employee engagement scores.

•
For Mr. Maheshwari — surpassed sales goals; increased cash balance; retired convertible debt; improved gross margins; and shipped more Gen 7 detectors than expected.

•
For Ms. Honeysett — increased efficiency in third-party intermediary vetting process; expanded ambassador program; improved employee engagement scores; achieved significant cost savings by closing several lawsuits.

•
For Mr. Hartmann — improved gross margin, increased employee engagement, exceeded detectors global revenue, and launched new non-destructive testing detector.

•
For Mr. Jonaitis — exceeded revenue target; reduced operational costs, improved margins, reduced cost of product failure (COPF) as a percentage of sales, and improved net promoter score.

With this mix of information, the Compensation Committee made final award determinations, with payouts as calculated in the following table:
Name	MIP Target ($)	x	Adjusted EBIT Attainment (%)	x	Individual Modifier (%)	=	MIP Payout ($)	MIP Payout (% of Target)
Sunny S. Sanyal	$822,000		135.0%		102%		$1,131,894	137.7%
Shubham Maheshwari	$350,350		135.0%		112%		$529,729	151.2%
Kimberley E. Honeysett	$233,200		135.0%		109%		$343,154	147.2%
Andrew J. Hartmann	$235,400		135.0%		95%		$301,901	128.3%
Mark S. Jonaitis	$224,950		135.0%		103%		$312,793	139.1%
Long-Term Incentive Compensation.   An important objective of our compensation program is aligning the interests of our executive officers with those of our stockholders. To accomplish this objective, we tie a significant portion of the total compensation of executive officers to our long-term stock performance through the grant of equity awards. We believe that equity compensation helps motivate executive officers to drive long-term profitable growth because they will be rewarded with increased equity value and also assists in the retention of executive officers through the value of unvested equity awards. For fiscal year 2025, our long-term incentive program comprised of performance-based stock units (50%), half of which are earned for relative TSR performance and half of which are earned for achievement of adjusted EBITDA margin goals, and time-based RSUs (50%).
•
TSR PSUs:   Payouts for TSR PSUs may range from 0% to 150% of target based on actual achievement of TSR goals relative to the companies comprising the Russell 2000 Value Index, as described in the table below. No TSR PSUs will be earned if the threshold TSR goal is not achieved. The TSR RSU payout is capped at 100% of target if Varex’s absolute TSR is negative during the performance period, even if relative TSR is above the target level of achievement. All earned TSR PSUs will vest and be settled following the end of the three-year performance period, subject to the NEO’s continued service through the date the Compensation Committee certifies actual performance.

	Varex TSR vs R2000 Value Index	% of Target Earned
Maximum	90th Percentile	150%
	70th Percentile	125%
Target	50th Percentile	100%
	30th Percentile	60%
Threshold	10th Percentile	20%
The Compensation Committee believes that TSR promotes stockholder alignment and creates an unambiguous link between the compensation of our NEOs to long-term enterprise value creation since this metric is directly linked to our long-term TSR relative to the companies comprising the Russell 2000 Value Index. The Compensation Committee, based on input from its compensation consultant, concluded that the use of the Russell 2000 Value Index was an appropriate benchmark given the broad-based nature of the index, the inclusion of the Company in the index, and because the Russell 2000 Value Index represents a broad representation of the potential opportunity cost of investing in the Company from an investor’s perspective.
•
EBITDA Margin PSUs:   EBITDA Margin PSUs are earned in three equally-weighted tranches for each of fiscal years 2025, 2026 and 2027, with earnout of each fiscal year’s tranche determined after the financial performance for the applicable fiscal year is known. All earned EBITDA Margin PSUs will vest and be settled following the end of the three-year performance period, subject to the NEO’s continued service through the date the Compensation Committee certifies actual performance following completion of fiscal year 2027. Adjusted EBITDA is defined consistently with disclosed results.

	Adjusted EBITDA Margin Goals
Performance Period Weighting (% Target)	FY2025(1) (33.3%)	FY2026 (33.3%)	FY2027 (33.3%)	Total Earned as % Target
Maximum	17%	17%	17%	200%
	13.7%	13.7%	13.7%	105%
Target	12.7%	12.7%	12.7%	100%
	11.7%	11.7%	11.7%	95%
Threshold	7%	7%	7%	50%

(1)
Actual EBITDA margin percentage for fiscal year 2025 was 14.6%, which corresponds to a 130.9% earnout for fiscal year 2025. Adjusted EBITDA for fiscal year 2025 means the Company’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles for fiscal year 2025, as adjusted by adding back interest expense, income tax expense, depreciation, amortization, stock based compensation, restructuring charges, and other non-operational costs, in each case, incurred in fiscal year 2025 and in each case, consistent with the adjustments for adjusted EBITDA referenced in the Company’s earnings release for the applicable period.

The Compensation Committee believes that granting PSUs based on achievement of adjusted EBITDA goals over three years will help the Company remain focused on sustained profitability.
Annual LTI grant values utilize a dollar grant value and are determined together with total direct compensation, considering competitive market positioning and internal equity. Fiscal year 2025 officer grant values were reduced as a one-time action to ensure the affordability of our LTI program amid a decline in our share price.
	Fiscal Year 2024 and Fiscal Year 2025 Grant Date LTI Comparison
Name	FY2024	FY2025	% Change
Sunny S. Sanyal	$3,749,998	$2,662,978	(29.0)%
Shubham Maheshwari	$1,099,964	$781,974	(28.9)%
Kimberley E. Honeysett	$674,967	$479,956	(28.9)%
Andrew J. Hartmann	$624,990	$443,963	(29.0)%
Mark S. Jonaitis	$624,990	$443,963	(29.0)%
The RSUs granted to the NEOs in fiscal year 2025 vest over four years, with 50% vesting on the second anniversary and the remaining 50% vesting on the fourth anniversary of the grant date to further encourage retention.
Vesting of the PSU and RSU awards will occur only if the NEO is employed by the Company or an affiliate through each vesting date (or, in respect of PSUs, the date the Compensation Committee certifies actual results following the end of the three-year performance period), except in cases involving death, disability, or termination without cause or good reason in connection with a change of control. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed or continued.
The fiscal year 2025 LTI awards are summarized in the table below. The grants were made under the Varex Imaging Corporation 2020 Omnibus Stock Plan, as amended and restated (the “2020 Stock Plan”). The grant date fair value of each award was determined using the Monte Carlo method for TSR PSUs, and was based on the closing price of our common stock on the date of grant for EBITDA Margin PSUs and time-based RSUs. Additional information about equity awards granted in fiscal year 2025 is provided below in the Grants of Plan-Based Awards table.

	Fiscal Year 2025 LTI Grant Value
Name	PSUs	+	RSUs	=	Total
Sunny S. Sanyal	$1,331,482		$1,331,496		$2,662,978
Shubham Maheshwari	$390,981		$390,993		$781,974
Kimberley E. Honeysett	$239,971		$239,985		$479,956
Andrew J. Hartmann	$221,977		$221,986		$443,963
Mark S. Jonaitis	$221,977		$221,986		$443,963
Other Elements of Executive Compensation.   Because our philosophy is to emphasize pay for performance, we provide retirement, group benefits and perquisites of relatively minor value to our executives.
Service and Recognition Awards.   Our employees, including our NEOs, are eligible to receive discretionary cash service awards for reaching certain tenure milestones and discretionary cash employee recognition awards to acknowledge and reward outstanding performance.
Deferred Compensation Plan.   NEOs and other highly compensated U.S. employees may make voluntary contributions to the Varex Imaging Corporation 2016 Deferred Compensation Plan (the “DCP”), which is a standard management benefit plan offered by many public companies. We currently do not contribute into the DCP.
Group Benefits and Other Perquisites.   Our NEOs are eligible to participate in the same employee benefit plans and on the same basis as all other Company employees. Such benefit plans include group medical, dental, vision, long term disability, life insurance, 401(k) and ESPP. In addition, our Chief Executive Officer and our Chief Financial Officer can be reimbursed for financial counseling expenses of up to $10,000 and other NEOs up to $7,500, which we believe helps them to concentrate on their Company responsibilities while offering a competitive benefit. In addition, all NEOs are eligible to receive reimbursement of up to $4,000 for an executive physical, which we provide to help our NEOs prioritize their health, which is important to our future success.
We do not provide executives tax gross-ups or reimbursements for any taxable income from these benefits and perquisites.
Change in Control Agreements.   We currently have change-in-control agreements with all our NEOs. We entered into these agreements to attract and retain high-quality executives and to ensure that executives who might be involved in acquisition or merger discussions with another entity make the best decisions for us and our stockholders and are not unduly biased by the impact of such a transaction on their personal situations. These agreements do not factor into our decisions surrounding the executive’s cash and equity compensation.
Each change in control agreement contains a “better-after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The agreements do not include tax gross up payments for excise taxes imposed by Section 4999 of the Code.
The change in control agreements are intended to provide an appropriate level of compensation for a specified time interval for executives who would likely be involved in activities regarding a change in control and are personally at risk for job loss in the event of a change in control. Our change in control agreements are “double trigger” meaning that to receive benefits under the agreements there must be a change in control event and the executive must either:
(1)
Be terminated by us or the successor company without cause within a specified time interval in connection with a change in control, or

(2)
Terminate employment for good reason, as defined in the agreements, within a specified time interval in connection with a change in control.

For more information about the agreements as well as a tabular summary of the potential payments that may be made to our NEOs, please refer to “— Potential Payments upon Termination or Change in Control” below.
Executive Compensation Governance Policies
Stock Ownership Guidelines.   As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of stockholders by providing appropriate long-term incentives. To further this goal, we maintain stock ownership guidelines denominated as a multiple of base salary. The guidelines are reviewed annually and revised as appropriate to keep pace with competitive and good governance practices, with the policy last amended in November 2025 to include the requirement that individuals subject to the policy are subject to a retention requirement until they achieve the multiple-of-salary guideline, as described below. The multiples are set based upon each officer’s position, as set forth below:
Position	Stock Ownership Multiple of Salary
CEO	6x
CFO	3x
Other corporate officers	1x
Shares counting towards the guideline include owned shares and unvested RSUs. Outstanding stock options and unearned PSUs do not count towards the guideline. Covered individuals are required to hold 50% of the “net profit shares” resulting from stock option exercises and/or vesting of other stock-based awards (measured on a post-tax and post-exercise price basis, as applicable) until they reach their applicable ownership level. As of the beginning of fiscal year 2026, all our NEOs are in compliance with our policy.
Recoupment (or “Clawback”) Policy.   We have a Compensation Recovery Policy that provides for recoupment of certain incentive compensation paid to current and former executive officers of the Company in the event of an accounting restatement of the Company’s financial statements. This policy applies to all incentive-based compensation (as that term is defined in the new SEC rules), which includes performance-based awards granted under our 2020 Stock Plan and the cash bonus payments under the MIP. A copy of our Compensation Recovery Policy was filed as Exhibit 97 to the Annual Report.
In addition, pursuant to a clawback agreement required to be executed by all employees who receive awards, if an employee engages in certain detrimental conduct, including willful misconduct in connection with a financial restatement that has a material adverse effect on the Company, the Compensation Committee may, in its sole discretion, cancel and terminate such employee’s outstanding stock awards (whether vested or unvested and whether time-based or performance-based) and recoup shares issued pursuant to the exercise or settlement of stock awards within the three years prior to the detrimental conduct (as determined by the Compensation Committee) and thereafter.
Application of Compensation Recovery Policy to Correction of Accounting Error.   As described in more detail in our Annual Report, during the third quarter of 2025 we identified an accounting error related to our deferred tax assets and liabilities and income tax expense calculations in prior periods. We evaluated the effect of the error on our previously issued Consolidated Financial Statements and determined that the related impacts were not material, individually or in aggregate. However, correcting the cumulative effect of the errors as an out-of-period adjustment would be material for fiscal year 2025. As such, we revised our prior period Consolidated Statements of Operations, Consolidated Statements of Comprehensive (Loss) Income, Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity, and Consolidated Statements of Cash Flows to correct this error. For additional details regarding the revisions made please refer to “Revisions to Prior Period Financial Statements” of Note 1 to the Consolidated Financial Statements (beginning on page F-9) included in the Annual Report that accompanies this Proxy Statement.
The error correction required a recovery analysis under our Compensation Recovery Policy. Based on that analysis, we determined that no recovery was required under the terms of the Compensation Recovery Policy because the correction resulted in no changes to the performance metrics used to determine incentive-based compensation for our executive officers during any of the applicable completed fiscal years.

Prohibition on Hedging or Pledging Company Securities and Insider Trading Policy.   We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19.1 to the Annual Report. The Insider Trading Policy prohibits executive officers and directors from purchasing Company securities on margin, holding Company securities in a margin account, borrowing against any account in which Company securities are held or otherwise pledging Company securities as collateral for a loan. For all other employees subject to the quarterly blackout period under the Insider Trading Policy, which includes business unit general managers, and other employees who have access to, or assist in compiling, Company financial data, purchases on margin and the pledging of or borrowing against Company securities are not strictly prohibited, but such activities are strongly discouraged and advance consultation with the Company’s Legal Department is required. The Insider Trading Policy also prohibits officers, directors, and other employees subject to the quarterly blackout period from engaging in transactions in puts, calls or other derivatives on an exchange or in any other organized market and other hedging transactions. In addition, our NEOs are encouraged to sell Company stock through a 10b5-1 trading plan.
Equity Grant Practices.   The Compensation Committee approves grants of equity awards to Section 16 Insiders, our CFO, most Senior Vice Presidents (“SVPs”), and other Vice Presidents and above who directly report to the CEO. The Committee also annually approves a delegated pool of equity to be granted by the CEO to employees who are not in the group approved by the Compensation Committee. Grants may be made to selected newly hired individuals throughout the year on an off-cycle basis coincident with a fixed date near the next regularly scheduled quarterly meeting of the Compensation Committee following their date of hire. Special grants to continuing employees, such as for promotions or retention purposes, are typically approved coincident with a fixed date near the first regularly scheduled quarterly Compensation Committee meeting following the recommendation to make a special grant.
The date of grant of an equity award had historically been the date approved by the Compensation Committee except in instances where our trading “blackout” was in effect or if our management knew of material, non-public information about the Company. Those equity awards were granted effective as of the close of the business day after the “blackout” expired, or the close of the second business day after the public release of the material, non-public information, as applicable. Our standard quarterly “blackout” period begins two weeks prior to the end of each fiscal quarter and ends two full business days after we publicly release our quarterly financial and operational results for the quarter. However, in September 2020, with the intent of simplifying the grant process while minimizing the potential for grants being made when management could possibly possess material inside information, the Committee approved fixed grant dates of the 15th of February, May, August, or November for subsequent equity grants. The November 15 fixed grant date was later modified to December 10, to ensure that the grant date would follow the filing of our Annual Report on Form 10-K.
The exercise price of our stock options is generally based on the closing price of our common stock on the Nasdaq exchange on the date of grant. The Varex Imaging Corporation 2017 Omnibus Stock Plan (the “2017 Stock Plan”) and the 2020 Stock Plan explicitly prohibit the repricing of stock options without prior stockholder approval and grant of discount options.
Tax Deductibility.   While Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation Committee Report
The Compensation and Human Capital Management Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Varex Imaging Corporation (the “Company”) has reviewed and discussed with management the “Compensation Discussion and Analysis” section of the Proxy Statement for the 2026 Annual Meeting of Stockholders. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2026 Annual Meeting of Stockholders and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 3, 2025.
Timothy E. Guertin (Chair)
Kathleen L. Bardwell
Jocelyn D. Chertoff, MD
Christine A. Tsingos

Summary Compensation Table for Fiscal Year 2025
The following table sets forth certain information about the compensation of the NEOs for each of the last three fiscal years.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Sunny S. Sanyal President and Chief Executive Officer	2025	815,816	—	2,662,978	—	1,131,894	—	24,000	4,634,688
	2024	791,366	—	3,749,998	—	180,667	—	27,462	4,749,492
	2023	766,462	—	1,624,992	1,624,998	480,500	—	23,946	4,520,898
Shubham Maheshwari Chief Financial Officer	2025	534,877	—	781,974	—	529,729	—	14,000	1,860,580
	2024	515,789	—	1,099,963	—	76,965	—	14,741	1,707,458
	2023	492,462	—	397,478	397,498	222,770	—	14,504	1,524,712
Kimberley E. Honeysett(6) Former SVP, CLO and Corporate Secretary	2025	420,908	—	479,956	—	343,154	—	22,299	1,266,317
	2024	408,539	—	674,973	—	71,823	—	13,542	1,168,877
	2023	395,385	35	287,495	287,494	128,216	—	20,175	1,118,800
Andrew J. Hartmann SVP and General Manager, Detectors	2025	494,600	—	443,963	—	301,901	—	15,649	1,256,113
	2024	412,539	—	624,990	—	53,743	—	17,892	1,109,164
	2023	399,616	—	262,486	262,490	132,253	—	15,739	1,072,584
Mark S. Jonaitis(7) SVP and General Manager, X-Ray Sources	2025	405,908	—	443,963	—	312,793	—	21,534	1,184,198
	2024	393,539	—	624,990	—	125,640	—	24,026	1,168,195
	2023	393,539	2,842	262,486	262,490	125,640	—	24,026	1,071,023

(1)
This column represents salaries earned during the fiscal year that the individual was an NEO.

(2)
This column represents awards granted during fiscal years 2025, 2024 and 2023, computed in each case in accordance with Accounting Standards Codification 718 (“ASC 718”), “Compensation — Stock Compensation”. The grant date fair value for RSU awards was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. The grant date fair value for PSU awards subject to adjusted EBITDA margin goals over three years was determined using the closing price of our common stock on the grant date. For PSUs subject to relative TSR performance, consistent with ASC 718, the grant date fair value was determined using a Monte Carlo simulation performed as of the date of grant by an independent third party, the assumptions of which are disclosed below.

TSR PSU Awards	Dividend Yield	Interest Rate	Historical Volatility	Remaining Performance Period on the Grant Date (Years)
Fiscal 2025	0.0%	4.0%	36.3%	3.0
(Dec. 10, 2024 Grant Date)
For fiscal year 2025, the grant date fair values of included EBITDA Margin PSUs, assuming at the grant date that the highest level of performance conditions will be achieved for each EBITDA Margin PSU, are: Mr. Sanyal, $1,331,482; Mr. Maheshwari, $390,981; Ms. Honeysett, $239,971; Mr. Hartmann, $221,977; and Mr. Jonaitis, $221,977. The total grant date fair value of the TSR PSUs that may be earned depending on our relative TSR remains the same whether the maximum, target, or below target performance is earned.
See the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plan” in Notes 1 and 11, respectively, to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock award was made for additional discussion of the valuation of our stock awards. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.
(3)
This column represents the aggregate grant date fair value of stock option awards granted to the NEOs during each fiscal year, computed in each case, in accordance with ASC 718. The assumptions used to calculate these amounts are set forth in the notes entitled “Summary of Significant Accounting Policies” and “Employee Stock Plans” in Notes 1 and 11, respectively, to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year in which the stock option was awarded. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that was or may ultimately be realized by the NEOs.

(4)
This column represents annual cash incentives earned under the MIP. For additional information regarding annual cash incentives under the MIP for fiscal year 2025, please see the section entitled “Compensation Discussion and Analysis — Fiscal Year 2025 Compensation Program and Pay Decisions — Annual Cash Incentives.”

(5)
Set forth in the table below are the material components of the “All Other Compensation” column for fiscal year 2025.

Name	Company Contributions to 401(K)(a)	Other(b)
Sunny S. Sanyal	$14,000	$10,000
Shubham Maheshwari	$14,000	—
Kimberley E. Honeysett	$14,799	$7,500
Andrew J. Hartmann	$15,649	—
Mark S. Jonaitis	$14,581	$6,952

(a)
Amount represents Company matching contributions to the NEO’s contributions to the Company’s 401(k) plan during the fiscal year, matched at a level of $1.00 for each dollar contributed, up to 4% of eligible earnings.

(b)
The amounts for Mr. Sanyal, Ms. Honeysett, and Mr. Jonaitis are financial planning reimbursements.

(6)
Ms. Honeysett ceased to be the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary effective October 3, 2025, the last day of our 2025 fiscal year.

(7)
Mark S. Jonaitis was an NEO in fiscal year 2023 and fiscal year 2025, but not in fiscal year 2024.

Grants of Plan-Based Awards in Fiscal Year 2025
The following table provides information on plan-based awards made in fiscal year 2025 to each of our NEOs:
Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock or Units(3) (#)	All Other Option Awards: # of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sunny S. Sanyal	MIP	—	246,600	822,000	1,644,000	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2024	—	—	—	21,545	43,090	86,180	—	—	—	665,741
	TSR PSUs	12/10/2024	—	—	—	7,291	36,459	54,689	—	—	—	665,741
	RSUs	12/10/2024	—	—	—	—	—	—	86,181	—	—	1,331,496
Shubham Maheshwari	MIP	—	105,105	350,350	700,700	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2024	—	—	—	6,326	12,653	25,306	—	—	—	195,489
	TSR PSUs	12/10/2024	—	—	—	2,141	10,706	16,059	—	—	—	195,462
	RSUs	12/10/2024	—	—	—	—	—	—	25,307	—	—	390,993
Kimberley E. Honeysett	MIP	—	69,960	233,200	466,400	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2024	—	—	—	3,883	7,766	15,532	—	—	—	119,985
	TSR PSUs	12/10/2024	—	—	—	1,314	6,571	9,857	—	—	—	119,986
	RSUs	12/10/2024	—	—	—	—	—	—	15,533	—	—	239,985
Andrew J. Hartmann	MIP	—	70,620	235,400	470,800	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2024	—	—	—	3,592	7,184	14,368	—	—	—	110,993
	TSR PSUs	12/10/2024	—	—	—	1,215	6,078	9,117	—	—	—	110,984
	RSUs	12/10/2024	—	—	—	—	—	—	14,368	—	—	221,986
Mark S. Jonaitis	MIP	—	67,485	224,950	449,500	—	—	—	—	—	—	—
	EBITDA Margin PSUs	12/10/2024	—	—	—	3,592	7,184	14,368	—	—	—	110,993
	TSR PSUs	12/10/2024	—	—	—	1,215	6,078	9,117	—	—	—	110,984
	RSUs	12/10/2024	—	—	—	—	—	—	14,368	—	—	221,986

(1)
These columns represent the potential awards under our MIP for fiscal year 2025 as further discussed in “— Compensation Discussion and Analysis — Fiscal Year 2025 Compensation Program and Pay Decisions — Annual Cash Incentives”. The Threshold level represents the award that would be paid upon attainment of the minimum achievement level with a payout. Below such performance level, no bonus is earned. The dollar value of the actual bonus award earned for fiscal year 2025 for each NEO is set forth in the Summary Compensation Table (refer to “— Summary Compensation Table” above). As such, the amounts set forth in this column do not represent the actual compensation earned by any of the NEOs for fiscal year 2025.

(2)
The amounts reported represent the threshold, target and maximum number of PSUs granted in fiscal year 2025. Each PSU award was granted under the 2020 Stock Plan. The EBITDA Margin PSUs will vest based on achievement of adjusted EBITDA margin goals over the three-year period covering fiscal years 2025, 2026 and 2027. The TSR PSUs will vest based on achievement of certain TSR goals over the three-year period commencing on the date of grant and ending on the third anniversary of the date of grant. The final number of shares earned in respect of PSUs granted in fiscal year 2025 will be determined by the Compensation Committee upon the completion of the three-year performance, generally subject to continued employment through the determination date. Vesting will occur only if the NEO is employed by the Company or an affiliate through the date that achievement is determined, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”
(3)
Each RSU award was granted under the 2020 Stock Plan. Each RSU award vests 50% on December 10, 2026, and 50% on December 10, 2028. Vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “— Potential Payments Upon Termination or Change in Control.”

(4)
No stock options were granted to our NEOs in fiscal year 2025.

(5)
This column represents the aggregate grant date fair value of PSU and RSU grants to the NEOs computed in accordance with ASC 718. See footnote (3) of the Summary Compensation Table for more information.

Outstanding Equity Awards at Fiscal Year 2025 Year End
The following table sets forth the outstanding equity awards of the NEOs as of the end of fiscal year 2025:
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sunny S. Sanyal	2/15/2019	103,282(4)	—	31.42	2/15/2026	—	—	—	—
	2/18/2020	173,206(5)	—	28.12	2/15/2030	—	—	—	—
	2/16/2021	165,950(6)	—	25.06	2/16/2031	—	—	—	—
	12/10/2021	132,043(7)	7,768(7)	30.95	12/10/2031	—	—	—	—
	12/9/2022	115,054(8)	52,299(8)	22.13	12/8/2032	—	—	—	—
	12/9/2022	—	—	—	—	40,383(10)	482,173	—	—
	12/10/2023	—	—	—	—	95,226(11)	1,136,998	—	—
	12/10/2024	—	—	—	—	86,181(15)	1,029,001	—	—
	12/10/2023	—	—	—	—	8,886(12)	106,100	13,464(12)	160,760
	12/10/2023	—	—	—	—	25,114(13)	299,861	15,871(13)	189,500
	12/10/2024	—	—	—	—	5,711(16)	68,189	24,306(16)	290,214
	12/10/2024	—	—	—	—	18,804(17)	224,520	57,453(17)	685,989
Shubham Maheshwari	10/2/2020	160,944(9)	—	13.61	8/15/2030	—	—	—	—
	5/21/2021	17,605(14)	—	27.95	5/21/2031	—	—	—	—
	12/10/2021	30,873(7)	2,059(7)	30.95	12/10/2031	—	—	—	—
	12/9/2022	28,143(8)	12,794(8)	22.13	12/8/2032	—	—	—	—
	12/9/2022	—	—	—	—	9,878(10)	117,943	—	—
	12/10/2023	—	—	—	—	27,932(11)	333,508	—	—
	12/10/2024	—	—	—	—	25,307(15)	302,165	—	—
	12/10/2023	—	—	—	—	2,606(12)	31,116	3,949(12)	47,151
	12/10/2023	—	—	—	—	7,366(13)	87,950	4,655(13)	55,581
	12/10/2024	—	—	—	—	1,677(16)	20,023	7,137(16)	85,216
	12/10/2024	—	—	—	—	5,521(17)	65,921	16,870(17)	201,428

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kimberley E. Honeysett	2/15/2019	17,229(4)	—	31.42	2/15/2026	—	—	—	—
	2/18/2020	29,147(5)	—	28.12	2/15/2030	—	—	—	—
	2/16/2021	28,195(6)	—	25.06	2/16/2031	—	—	—	—
	12/10/2021	22,329(7)	1,490(7)	30.95	12/10/2031	—	—	—	—
	12/9/2022	20,355(8)	9,253(8)	22.13	12/8/2032	—	—	—	—
	12/9/2022	—	—	—	—	7,145(10)	85,311	—	—
	12/10/2023	—	—	—	—	17,140(11)	204,652	—	—
	12/10/2024	—	—	—	—	15,533(15)	185,464	—	—
	12/10/2023	—	—	—	—	1,599(12)	19,092	2,423(12)	29,931
	12/10/2023	—	—	—	—	4,520(13)	53,969	2,856(13)	34,101
	12/10/2024	—	—	—	—	1,029(16)	12,286	4,380(16)	52,297
	12/10/2024	—	—	—	—	3,389(17)	40,465	10,354(17)	123,627
Andrew J. Hartmann	2/15/2019	30,029(4)	—	31.42	2/15/2026	—	—	—	—
	2/18/2020	29,428(5)	—	28.12	2/15/2030	—	—	—	—
	2/16/2021	28,195(6)	—	25.06	2/16/2031	—	—	—	—
	12/10/2021	20,388(7)	1,360(7)	30.95	12/10/2031	—	—	—	—
	12/9/2022	18,584(8)	8,449(8)	22.13	12/8/2032	—	—	—	—
	12/9/2022	—	—	—	—	6,523(10)	77,885	—	—
	12/10/2023	—	—	—	—	15,871(11)	189,500	—	—
	12/10/2024	—	—	—	—	14,368(15)	171,554	—	—
	12/10/2023	—	—	—	—	1,481(12)	17,683	2,244(12)	26,793
	12/10/2023	—	—	—	—	4,185(13)	49,969	2,645(13)	31,581
	12/10/2024	—	—	—	—	952(16)	11,367	4,052(16)	48,381
	12/10/2024	—	—	—	—	3,135(17)	37,432	9,578(17)	114,361
Mark S. Jonaitis	2/15/2019	16,699(4)	—	31.42	2/15/2026	—	—	—	—
	2/18/2020	28,026(5)	—	28.12	2/15/2030	—	—	—	—
	2/16/2021	28,195(6)	—	25.06	2/16/2031	—	—	—	—
	12/10/2021	20,388(7)	1,360(7)	30.95	12/10/2031	—	—	—	—
	12/9/2022	18,584(8)	8,449(8)	22.13	12/8/2032	—	—	—	—
	12/9/2022	—	—	—	—	6,523(10)	77,885	—	—
	12/10/2023	—	—	—	—	15,871(11)	189,500	—	—
	12/10/2024	—	—	—	—	14,368(15)	171,554	—	—
	12/10/2023	—	—	—	—	1,481(12)	17,683	2,244(12)	26,793
	12/10/2023	—	—	—	—	4,185(13)	49,969	2,645(13)	31,581
	12/10/2024	—	—	—	—	952(16)	11,367	4,052(16)	48,381
	12/10/2024	—	—	—	—	3,135(17)	37,432	9,578(17)	114,361

(1)
For stock options, RSU and PSU awards reflected in these columns, vesting will occur only if the NEO is employed by the Company or an affiliate through each vesting date, (or, in the case of PSU awards, the achievement determination date), except in cases involving death, disability, or termination without cause or for good reason in the change of control context. Additionally, such awards will accelerate in the event of certain corporate transactions if such awards are not assumed, continued, or substituted. See “Potential Payments Upon Termination or Change in Control.”

(2)
Stock option awards prior to 2020 are granted at an exercise price equal to the fair market value (i.e., the closing price) of the underlying shares of our common stock on the date of grant. Starting in 2020, stock option awards are granted at an exercise price of fair market value plus a 10% premium on the date of the grant.

(3)
This column is based on the closing price of our common stock as of October 3, 2025 ($11.94).

(4)
These stock options fully vested on 2/15/2023.

(5)
These stock options fully vested on 2/15/2024.

(6)
These stock options fully vested on 2/15/2025.

(7)
These stock options are scheduled to fully vest on 12/10/2025 based on a vesting schedule that provides for 25% vesting on 12/10/2022 and pro rata monthly vesting thereafter.

(8)
These stock options are scheduled to fully vest on 12/10/2026 based on a vesting schedule that provides for 25% vesting on 12/10/2023 and pro rata monthly vesting thereafter.

(9)
These stock options fully vested on 8/15/2024.

(10)
The unvested portion of these RSU awards is scheduled to vest fully on 12/10/2026.

(11)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 12/10/2025 and the remaining 50% on 12/10/2027.

(12)
Pursuant to SEC rules, fiscal years 2024 and 2025 are calculated at a 33% level of performance conditions achieved and fiscal year 2026 is calculated assuming the target level of performance conditions is achieved because actual performance through the last date of the fiscal year was trending below target but above threshold. The TSR PSUs will vest based on achievement of certain relative TSR goals over the three-year period commencing on the date of grant and ending on the third anniversary of the date of grant. The final number of shares earned in respect of PSUs will be determined by the Compensation Committee upon the completion of the three-year performance period, generally subject to continued employment through the determination date.

(13)
Pursuant to SEC rules, fiscal year 2024 is calculated using the certified attainment payout of 61%, fiscal year 2025 is calculated using the certified attainment payout of 97% and fiscal year 2006 is calculated assuming the target level of performance conditions is achieved because actual performance through the last date of the fiscal year was trending below target but above threshold. The EBITDA Margin PSUs will vest based on achievement of adjusted EBITDA margin goals over the three-year period covering fiscal years 2024, 2025 and 2026. The final number of shares earned in respect of PSUs will be determined by the Compensation Committee upon the completion of the three-year performance period, generally subject to continued employment through the determination date.

(14)
These stock options fully vested on 5/15/2025.

(15)
The unvested portion of these RSU awards is scheduled to vest as follows: 50% on 12/10/2026 and the remaining 50% on 12/10/2028.

(16)
Pursuant to SEC rules, fiscal year 2025 is calculated at a 47% level of performance conditions achieved and fiscal years 2026 and 2027 are calculated assuming the target level of performance conditions is achieved because actual performance through the last date of the fiscal year was trending below target but above threshold. The TSR PSUs will vest based on achievement of certain relative TSR goals over the three-year period commencing on the date of grant and ending on the third anniversary of the date of grant. The final number of shares earned in respect of PSUs will be determined by the Compensation Committee upon the completion of the three-year performance period, generally subject to continued employment through the determination date.

(17)
Pursuant to SEC rules, fiscal year 2025 is calculated using the certified attainment payout of 130% and fiscal years 2026 and 2027 are calculated assuming the maximum level of performance conditions is achieved because actual performance through the last date of the fiscal year was trending below the maximum but above target. The EBITDA Margin PSUs will vest based on achievement of adjusted EBITDA margin goals over the three-year period covering fiscal years 2025, 2026 and 2027. The final number of shares earned in respect of PSUs will be determined by the Compensation Committee upon the completion of the three-year performance period, generally subject to continued employment through the determination date.

Option Exercises and Stock Vested in Fiscal Year 2025
The following table sets forth the number of shares of the Company’s common stock acquired by NEOs through stock option exercises and vesting of RSUs during fiscal year 2025. In addition, the table presents the value realized upon such exercises or vesting, as calculated, in the case of stock options, based on the difference between the market price of the Company’s common stock at exercise and the option exercise price and, in the case of RSUs, based on the closing price per share of the Company’s common stock on the vesting date.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Sunny S. Sanyal	—	—	74,293	$1,073,901
Shubham Maheshwari	—	—	13,567	$181,721
Kimberley E. Honeysett	—	—	12,906	$186,837
Andrew J. Hartmann	—	—	12,285	$177,242
Mark S. Jonaitis	—	—	12,285	$177,242

(1)
None of the option awards that vested in fiscal year 2025 had an exercise price higher than the market price at the time of vesting. Thus, no options were exercised in fiscal year 2025.

Nonqualified Deferred Compensation in Fiscal Year 2025
The following table sets forth contributions, earnings, and distributions during fiscal year 2025, and account balances as of October 3, 2025, for each of the NEOs under (i) our nonqualified DCP and (ii) the now frozen deferred compensation plan in which certain of the NEOs participated at Varian Medical Systems, Inc. (“Varian”) prior to the time Varex spun-off from Varian in January 2017 (the “Spin-off”):
Name	Plan	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at last Fiscal Year End(4)
Sunny S. Sanyal	DCP	—	—	$760	$75,692	—
	Frozen	—	—	$36,278	—	$185,263
	DCP
Shubham Maheswari	—	—	—	—	—	—
Kimberley E. Honeysett	Frozen	—	—	$1,270	—	$27,385
	DCP
Andrew J. Hartmann	—	—	—	—	—	—
Mark S. Jonaitis	DCP	$84,236	—	$909	—	$173,686
	Frozen	—	—	$145,688		$1,149,784
	DCP

(1)
These amounts represent the respective executive contributions attributable to fiscal year 2025, which were included in the “Salary” column of the Summary Compensation Table for fiscal year 2025.

(2)
There were no Company contributions during fiscal year 2025.

(3)
None of the earnings in this column are included in the Summary Compensation Table (refer to “— Summary Compensation Table” above) because they were not preferential or above market.

(4)
Balance at last fiscal year end includes the following amounts reported as compensation to the NEOs in the Summary Compensation Table for fiscal years prior to fiscal year 2025: Mr. Jonaitis $11,534.

In October 2016, the Board approved the DCP and it became effective for 2017 compensation. In addition, the DCP assumed certain deferred compensation obligations from the Varian Medical Systems, Inc. 2005 Deferred Compensation Plan in connection with the Spin-off. We also maintain the Varex Imaging Corporation Frozen Deferred Compensation Plan (the “Frozen DCP”), which assumed certain pre-Spin-off deferred compensation obligations from the Varian Frozen Deferred Compensation Plan. Since the Spin-off, no deferrals have been made under the Frozen DCP.
The DCP is designed to allow a select group of management and highly compensated employees, including its executive officers, to defer receipt of a specified percentage of their base salaries (up to 50%) and to allow its non-employee directors to defer receipt of their director fees (up to 100%).
Further, we may make discretionary contributions on behalf of participants in the DCP. Deferred amounts under the DCP and Frozen DCP will be unfunded, unsecured obligations subject to the claims of our creditors. The payment of DCP and Frozen DCP benefits will be funded by its general assets, which may be held in a rabbi trust for this purpose.
Amounts deferred by a participant into the DCP and any employer contributions are credited to an unfunded bookkeeping account maintained on behalf of each participant. These amounts will be periodically adjusted for earnings and/or losses at a rate that is equal to the various hypothetical investment funds (also referred to as measurement funds) selected by the plan administrator and elected by the participant. Participants may reallocate previously invested money among each of the available measurement funds daily.
Under the DCP, a participant will be permitted to make separate distribution elections with respect to each year’s deferrals. These distribution elections will include the ability to elect a single lump sum payment or installment payments for up to 10 years following termination of employment. Deferrals also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election, and such deferrals will be paid in the form of a lump sum. Under the DCP, amounts credited as Company contributions are paid in the form of a lump sum following a participant’s separation from service.
Under the Frozen DCP, upon retirement, a participant’s accounts will be paid in a single lump sum payment or in installment payments of up to 15 years following retirement, as elected by the participant in accordance with the terms of the plan. Upon a pre-retirement termination of employment, a participant’s accounts will be paid in a lump sum (or if they equal or exceed $50,000 in the aggregate, in up to five annual installments if approved by the plan committee). Deferrals under the Frozen DCP also may be paid out prior to termination of employment in the event of a financial hardship or if the participant makes a short-term payout election. Special rules also apply to distributions following a participant’s death or disability.
The DCP and Frozen DCP may be terminated by action of the Board. In the case of the DCP, upon termination, benefits will be distributed as soon as the plan and Section 409A of the Code permit. In the case of the Frozen DCP, upon termination, payments will generally be made in a lump sum but may be made in annual installments of up to fifteen years for plan terminations covering all participants that occur prior to a change in control, in each case, except as would cause plan benefits to become subject to Section 409A of the Code.

Potential Payments upon Termination, Change in Control, or upon Death or Disability
Severance Agreements
None of our NEOs are entitled to severance payments upon a termination, except as described below under Change in Control Agreements. In connection with her transition from General Counsel and Chief Legal Officer, we entered into a Transition Agreement with Ms. Honeysett on September 5, 2025, that provides that she will continue to be paid at her current salary and be eligible for all Company benefits for which she was eligible immediately preceding the date of the Transition Agreement. During fiscal year 2026, Ms. Honeysett will continue to receive the annual salary she was receiving immediately preceding the date of the Transition Agreement, be eligible to receive a bonus under the Company’s management incentive plan and receive standard non-executive compensation benefits as outlined in the Transition Agreement. Thereafter, and through December 12, 2027 (the “Continued Service Period”), she will receive compensation of $100,000, plus continued health insurance coverage and other standard non-executive benefits as outlined in the Transition Agreement. In accordance with the terms of the Company’s equity plan and outstanding award agreements, as a continuing employee or advisor during the Continued Service Period, Ms. Honeysett will continue to vest in her outstanding equity awards.
Change in Control Agreements
Each of our NEOs have entered into a Change in Control Agreement (“CIC Agreement”) that was approved by our Board. Under the CIC Agreements, if we terminate the NEO’s employment other than by reason of death, disability, or “cause”, or if the NEO voluntarily terminates for “good reason”, in either case, within 60 days prior to, or 18 months following, a change in control of the Company, then the NEO will be entitled to:
(i)
a lump sum severance payment,

(ii)
a lump sum payment equal to a pro rata portion of the NEO’s target bonus under our annual incentive plan,

(iii)
full vesting of all outstanding stock option and stock awards (with (i) TSR PSUs vesting at the greater of actual and target performance and (ii) EBITDA Margin PSUs vesting at actual performance levels with respect to any completed portion of the performance period for which performance has been determined and at target with respect to any incomplete portion of the performance period for which performance has not yet been determined, in each case, as provided in the applicable award agreements), and

(iv)
up to 18 months of Company paid COBRA premiums; provided, however, that if the payment of COBRA premiums is not permitted by applicable law, the NEO will instead receive a taxable lump sum payment equal to 18 months of COBRA premiums.

The amount of the lump sum severance payment in the case of each of the NEOs will be equal to a multiple of the sum of: (A) the NEO’s base salary and (B) the greater of (x) the NEO’s most recently established target annual bonus under our annual cash incentive plan and (y) the average annual cash incentive that was paid to the NEO in the three fiscal years ending prior to the date of termination under our annual cash incentive plan. The severance multiple for Mr. Sanyal is 2.5. The severance multiple for Mr. Maheshwari, Mr. Hartmann, and Mr. Jonaitis is 2.0. If the NEO has not completed at least three full fiscal years of service with the Company prior to the NEO’s termination date, then the amount determined in (y) above will be based on the average annual cash incentive for the number of full fiscal years that the NEO has completed.
As a condition to receiving such severance benefits, an NEO must execute a release of all of his or her rights and claims relating to his or her employment and comply with certain post-termination restrictions, including, among other things, continuing to comply with the terms of his or her proprietary information and non-disclosure agreement, and for a period of 12 months, complying with certain non-solicitation and non-competition provisions that are set forth in the NEO’s CIC Agreement.

In addition, if within 18 months after a change in control, the NEO incurs a separation from service by reason of the NEO’s death or disability, the NEO or, if applicable, the NEO’s estate will be entitled to death or long-term disability benefits from the Company no less favorable than the most favorable benefits to which the NEO would have been entitled had the death or disability occurred at any time during the period commencing one year prior to the change in control under the plans of the Company.
The CIC Agreements with the NEOs do not provide for tax gross ups of payments subject to the “golden parachute” excise tax under Section 4999 of the Code. Each CIC Agreement instead contains a “better after-tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
Change in Control Treatment Under Equity Agreements
Under the Company’s 2017 Stock Plan and 2020 Stock Plan, except as otherwise provided in the NEOs’ equity agreements, in the event of certain corporate transactions, if the Compensation Committee does not provide for the assumption, continuation or substitution of stock awards, each stock award will fully vest and terminate upon the consummation of the transaction. In these instances, stock option holders will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested stock options before the termination of such awards.
Further, each NEO’s TSR PSU award agreement provides that if (i) a change in control occurs before the last day of the performance period and (ii)(x) the TSR PSU award is assumed or substituted, then the greater of actual performance or 100% of the target amount of TSR PSUs will vest on the last day of the performance period (subject to the NEO’s continued service through such date), or (y) the TSR PSU award is not assumed or substituted, the greater of actual performance or 100% of the target amount of TSR PSUs vest upon the effective date of the change in control (subject to the NEO’s continued service through such date).
In addition, each NEO’s EBITDA Margin PSU award agreement provides that if (i) a change in control prior to the achievement determination date and (ii)(x) the EBITDA Margin PSU award is assumed or substituted, the following number of shares will vest on the achievement determination date (subject to the NEO’s continued service through such date), or (y) the EBITDA Margin PSU award is not assumed or substituted, the following number of shares shall vest on the effective date on the change in control (subject to the NEO’s continued service through such date):
(i)
with respect to any portion of the EBITDA Margin PSU award for which the performance calculation has been determined on or prior to the effective date of the change in control, the number of shares that have been “earned” as determined by the Compensation Committee, plus

(ii)
with respect to any portion of the EBITDA Margin PSU award for which the performance calculation has not yet been determined prior to the effective date of the change in control, the target number of shares.

Equity Treatment Upon Death or Disability
The NEOs’ equity agreements provide that if the applicable NEO’s employment terminates due to death or disability, his or her unvested stock option and RSU awards will fully vest upon such termination. Vested stock options granted between 2017 and 2019 may be exercisable for up to three years from the date his or her employment terminates due to death and one year from the date his or her employment terminates due to disability, unless in each case the stock option expires earlier. Stock options granted under the 2020 Stock Plan, once vested, remain exercisable for up to one year upon a disability and for the remainder of the option term in the instance of a retirement or death.
Each NEO’s TSR PSU award agreement provides that if the applicable NEO’s employment terminated due to death or disability, then the TSR PSUs will vest at target (or, if a change in control occurs prior to the end of the performance period, the TSR PSUs are assumed or substituted, and such termination occurs after such change in control, the TSR PSUs are assumed or substituted, and termination occurs after such change in control, the TSR PSUs will vest at the greater of actual and target performance).
Each NEO’s EBITDA Margin PSU award agreement provides that if the applicable NEO’s employment terminated due to death or disability, then (i) with respect to any portion of the EBITDA Margin PSUs for which the performance calculation has been determined prior to such termination, the number of shares that have been “earned” as determined by the Compensation Committee will vest, and (ii) with respect to any portion of the EBITDA Margin PSUs for which the performance calculation was not determined prior to such termination, the target number of shares will vest.
Potential Payments Tables
The tables below reflect the value of compensation and benefits that would become payable to each of the NEOs, except with respect to Ms. Honeysett, if (i) a change in control occurred on October 3, 2025, and the NEO experienced a qualifying termination of employment on that date, (ii) a corporate transaction occurred on October 3, 2025, and the NEO’s equity awards are assumed, continued, or substituted, (iii) a corporate transaction occurred on October 3, 2025, and the NEO’s equity awards are not assumed, continued, or substituted, or (iv) the NEO died or experienced a qualifying disability on October 3, 2025. These amounts are based upon the NEO’s compensation as of such date and on the Company’s closing stock price of $11.94 on October 3, 2025, and do not take into account the “better after-tax” provision in the CIC Agreements.
These benefits are in addition to the benefits under then exercisable stock options, the benefits under the DCP which the NEO would receive in the event of any termination, and the benefits available generally to salaried employees, such as distributions under our broad based 401(k) plan. No additional benefits are provided to NEOs upon retirement.
The benefits payable as a result of a termination of employment in connection with a change in control as reported in the columns of this table are as follows:
•
Cash Severance Benefit:   Cash severance equal to 2.5 times (Sanyal) and 2.0 (all others) the sum of (i) annual base salary rate plus (ii) the greater of (a) the most recently established target bonus or (b) average annual bonus paid over prior three fiscal years.

•
Annual Bonus:   A lump sum pro rata bonus at target for the applicable performance period when termination occurs.

•
Benefits Continuation:   Costs for benefits continued for 18 months including: Medical, dental and vision insurance.

•
Equity Awards:   Each outstanding equity award that is subject to vesting provisions will vest in full (with (i) TSR PSUs vesting at the greater of actual and target performance and (ii) EBITDA Margin PSUs vesting at actual performance levels with respect to any completed portion of the performance period for which performance has been determined and at target with respect to any incomplete portion of the performance period for which performance has not yet been determined, in each case, as provided in the applicable award agreements).

•
Excise Tax:   Each change in control agreement contains a “better after tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code. The cash severance amount in the table below does not contain any reduction in cash severance under this provision.

The actual amounts that would be paid in such circumstances can be determined only at the time of any such event. Due to several factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s current base salary, and the “better after-tax” provision in the CIC Agreements.

As discussed above, Ms. Honeysett ceased to be the Company’s Senior Vice President, Chief Legal Officer and Corporate Secretary effective October 3, 2025. On September 5, 2025, we entered into the Transition Agreement with Ms. Honeysett, in connection with her transition from General Counsel and Chief Legal Officer. During her Continued Service Period, Ms. Honeysett will receive the compensation and other benefits as outlined in the Transition Agreement and described above under “Severance Agreements”.
Potential Payments upon Termination of Employment in Connection with a Change in Control
Name	Cash Severance	Benefit Continuation	Options(1)	RSUs(1)	PSUs(1)	Total
Sunny S. Sanyal	$2,877,000	$35,932	$—	$2,966,397	$1,974,487	$7,853,817
Shubham Maheshwari	$1,428,350	$0(2)	$—	$837,949	$579,484	$2,845,784
Andrew J. Hartmann	$1,091,400	$25,481	$—	$494,626	$329,125	$1,940,632
Mark S. Jonaitis	$1,042,950	$22,724	$—	$494,626	$329,125	$1,889,425

(1)
Represents the value of accelerated equity awards based on our closing stock price as of October 3, 2025 ($11.94). Assumes target performance for PSUs, except with respect to the first tranche of the fiscal year 2025 EBITDA Margin PSUs and the first two tranches of the fiscal year 2024 EBITDA Margin PSUs, which are reflected at actual performance.

(2)
Mr. Maheshwari was not enrolled in Varex Imaging medical, dental, and vision benefits as of the end of fiscal year 2025.

Potential Payments upon a Corporate Transaction, and Equity Awards are Assumed, Continued, or Substituted
Name	Options	RSUs	PSUs(1)	Total
Sunny S. Sanyal	—	—	$1,974,487	$1,974,487
Shubham Maheshwari	—	—	$579,484	$579,484
Andrew J. Hartmann	—	—	$329,125	$329,125
Mark S. Jonaitis	—	—	$329,125	$329,125

(1)
Represents the value of accelerated equity awards based on our closing stock price as of October 3, 2025 ($11.94). Assumes target performance for PSUs, except with respect to the first tranche of the fiscal year 2025 EBITDA Margin PSUs and the first and second tranches of the fiscal year 2024 EBITDA Margin PSUs, which are reflected at actual performance.

Potential Payments upon a Corporate Transaction, and Equity Awards are Not Assumed, Continued, or Substituted
Name	Options(1)	RSUs(2)	PSUs(2)	Total
Sunny S. Sanyal	—	$2,966,397	$1,974,487	$4,940,884
Shubham Maheshwari	—	$837,949	$579,484	$1,417,433
Andrew J. Hartmann	—	$494,626	$329,125	$823,751
Mark S. Jonaitis	—	$494,626	$329,125	$823,751

(1)
The exercise price of all outstanding equity is greater than the closing stock price as of October 3, 2025 ($11.94). Thus, the options hold no value.

(2)
Represents the value of accelerated equity awards based on our closing stock price as of October 3, 2025 ($11.94). Assumes target performance for PSUs, except with respect to the first tranche of the fiscal year 2025 EBITDA Margin PSUs and the first and second tranches of the fiscal year 2024 EBITDA Margin PSUs, which are reflected at actual performance.

Potential Payments upon Death or Disability
Name	Options(1)	RSUs(2)	PSUs(2)	Total
Sunny S. Sanyal	—	$2,966,397	$1,974,487	$4,940,884
Shubham Maheshwari	—	$837,949	$579,484	$1,417,433
Andrew J. Hartmann	—	$494,626	$329,125	$823,751
Mark S. Jonaitis	—	$494,626	$329,125	$823,751

(1)
The exercise price of all outstanding equity is greater than the closing stock price as of October 3, 2025 ($11.94). Thus, the options hold no value.

(2)
Represents the value of accelerated equity awards based on our closing stock price as of October 3, 2025 ($11.94). Assumes target performance for PSUs, except with respect to the first tranche of the fiscal year 2025 EBITDA Margin PSUs and the first and second tranches of the fiscal year 2024 EBITDA Margin PSUs, which are reflected at actual performance.

Compensation of Directors
This section provides information regarding our director compensation policy for non-employee directors and the amounts paid and equity awards granted to these directors in fiscal year 2025. Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Directors who are employees (i.e., Mr. Sanyal) receive no compensation for their services as directors.
Each year the Compensation Committee and the Board review our director compensation program with the Compensation Committee’s independent compensation consultant. The following table reflects our director compensation program.
Component	Description
Annual Retainer	• $65,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Non-Executive Board Chair Retainer	• Additional $35,000 in cash, payable in equal quarterly installments in arrears, and pro-rated for any partial year of service.
Committee Member Retainer
– Audit	• $15,000 in cash
– Compensation	• $8,000 in cash
– Nominating	• $7,000 in cash
These amounts are payable in equal quarterly installments in arrears and are pro-rated for any partial year of service.
Committee Chair Retainers
– Audit	• $30,000 in cash
– Compensation	• $18,000 in cash
– Nominating	• $15,000 in cash
These amounts are payable in equal quarterly installments in arrears and are pro-rated for any partial year of service.

Component	Description
Annual Equity
•
On or about our annual meeting of stockholders, non-employee directors will receive an annual award of DSUs with a grant date fair value of $165,000, and the non-employee chair of the Board of Directors will receive an additional annual award of DSUs with a grant date fair value of $35,000. For fiscal year 2025, the annual grant was made on February 10, 2025.

•
DSUs vest 100% after the earlier of the one-year anniversary of the grant date and the next annual meeting of stockholders that occurs after the grant date, subject to the applicable director’s continued service; provided however, that such DSUs will vest in full upon the earlier of (i) a termination of service due to the applicable director’s death, disability, retirement or (ii) a change in control of the Company.

•
The DSUs will generally be settled for shares of our common stock on the earlier of (i) the applicable director’s termination of service for any reason, (ii) the third anniversary of the date of grant, (iii) a change in control of the Company or (iv) the applicable director’s death.

Share Ownership Guidelines	• Each non-employee director is expected to own shares valued at five times the annual Board service retainer fees.
• Shares underlying DSU awards held by the non-employee directors (whether or not vested) will be counted toward satisfaction of the guidelines.
• Directors must hold 50% of the post-tax “net profit shares” resulting from stock option exercises and/or vesting of stock-based awards until achieving their required ownership level.
Non-employee directors may elect to defer their cash retainers and/or meeting fees under our DCP, subject to the restrictions of applicable tax law. Please refer to the discussion in “— Nonqualified Deferred Compensation” above for more information. All directors are reimbursed for reasonable out-of-pocket expenses associated with attending Board and committee meetings, and for expenses related to attending continuing directors’ education programs.

Director Compensation for Fiscal Year 2025
The following table sets forth the compensation received by each non-employee director during fiscal year 2025:
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kathleen L. Bardwell	$88,000	$164,994	—	—	$252,994
Jocelyn D. Chertoff, M.D.(2)	$88,000	$164,994	—	—	$252,994
Timothy E. Guertin	$90,000	$164,994	—	—	$254,994
Jay K. Kunkel	$87,000	$164,994	—	—	$251,994
Walter M Rosebrough, Jr.	$122,000	$199,999	—	—	$321,999
Christine A. Tsingos	$103,000	$164,994	—	—	$267,994

(1)
This column represents the aggregate grant date fair value of DSUs granted in fiscal year 2025, computed in accordance with ASC 718. The grant date fair value for DSU awards granted in fiscal year 2025 was determined using the closing price of our common stock on the grant date multiplied by the number of shares subject to the award. These amounts reflect our calculation of the value of these awards, and do not necessarily correspond to the actual value that may ultimately be realized by the directors.

(2)
All annual cash directors fees for Ms. Chertoff were deferred into the DCP for fiscal year 2025.

The following table sets forth the aggregate number of outstanding DSUs held by each non-employee director as of the end of fiscal year 2025:
Name	Outstanding DSUs
Kathleen L. Bardwell(1)	30,249
Jocelyn D. Chertoff, M.D(1)	30,249
Timothy E. Guertin(1)	30,249
Jay K. Kunkel(1)	30,249
Walter M Rosebrough, Jr.(2)	36,723
Christine A. Tsingos(1)	30,249

(1)
18,126 DSUs were vested as of the end of fiscal year 2025.

(2)
22,028 DSUs were vested as of the end of fiscal year 2025.

Our director compensation program is reviewed periodically by the Compensation Committee, although a market review was not conducted in fiscal year 2025. The director compensation program is not expected to change in fiscal year 2026.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025 the following board members served on the Compensation Committee: Timothy Guertin, Kathleen Bardwell, Jocelyn Chertoff, and Christine Tsingos. No member of the Compensation Committee was at any time during fiscal year 2025 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal year 2025.

Compensation Risk Management
The Compensation Committee’s annual review and approval of our compensation philosophy and strategy includes the review of compensation related risk. In fiscal year 2025, the Compensation Committee’s consultant reviewed our compensation programs for employees and executives, including our annual cash incentive plans and long term, equity-based incentive awards, and does not believe that such compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee’s consultant reported that our compensation programs are designed using an appropriate pay philosophy, peer group, and benchmarking to support business objectives with meaningful risk mitigation, oversight, and discretion by the Compensation Committee.
The report also determined that our principal sales incentive plan is based on measurable and verifiable goals for our bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts.
The Compensation Committee believes that the following risk oversight and compensation design features described in greater detail above in this Compensation Discussion and Analysis section safeguard against excessive risk taking:
•
Stock ownership requirements,

•
Recoupment policy,

•
Prohibitions on executive officers and other employees subject to the quarterly blackout period engaging in any speculative transactions in Company securities, such as hedging,

•
Prohibitions on executive officers from pledging Company securities in margin accounts or as collateral for a loan,

•
Executive bonus payouts are based in large part on financial performance metrics that drive stockholder value, and

•
All equity awards have vesting requirements that align employees’ interests with stockholders.

CEO Pay Ratio
For fiscal year 2025, based on reasonable estimates, the median of the annual total compensation of our employees (other than our CEO) was $61,090 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $4,634,688. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median off all employees was 75.9:1.
Employees Included.   October 3, 2025 (the “determination date”), was used to determine the median employee. At the determination date, we had approximately 2,400 employees worldwide. In identifying the worldwide median employee, we included all our employees (except for our CEO).
Selecting Median Employee.   In identifying the median employee, we used base salary (or hourly rate multiplied by 2025 work schedule for hourly employees) for fiscal year 2025 plus each employees’ annual cash incentive opportunity as of the determination date (in each case annualized for regular part-time employees and full-time employees who joined during the fiscal year). No adjustments were made for cost of living or low compensation standards in any country. Pay for non-U.S. employees was converted to U.S. dollars using currency exchange rates as of the determination date. There was one median employee identified. In accordance with SEC rules, we selected the employee with the most representative set of compensation components with respect to our workforce as a whole.
The SEC’s rules for identifying the median compensated employee and calculating the CEO pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
The following table shows the total compensation for our NEOs, the “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) (Sunny Sanyal, Chief Executive Officer since 2017) and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our Total Shareholder Return (“TSR”), our peer group TSR (Dow Jones Medical Equipment Index), our net income, and Adjusted EBIT. We sometimes refer to the Company and the Company’s common stock, as the context may require, in this “Pay Versus Performance” section of the Proxy Statement as “VREX.”
Fiscal Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for non-PEO NEOs(3) (d)	Average Compensation Actually Paid to non-PEO NEOs(2) (e)	Total Shareholder Return(4) (f)	Peer Group Total Shareholder Return(4) (g)	Net Income ($M)(5) (h)	Adjusted EBIT ($M)(6) (i)
2025	$4,634,688	$4,137,503	$1,391,802	$1,281,334	$96.52	$135.18	$(69.9)	$75.4
2024	$4,749,493	$1,120,801	$1,290,131	$591,607	$96.36	$128.04	$(48.3)	$46.0
2023	$4,520,898	$3,662,554	$1,193,495	$1,007,091	$151.90	$103.50	$47.9	$95.6
2022	$4,468,518	$1,174,621	$1,287,188	$488,292	$170.90	$96.43	$30.8	$108.1
2021	$4,693,287	$10,133,081	$1,223,857	$2,735,407	$231.04	$128.45	$17.9	$99.3

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO (Sanyal) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) and (e) represent the amount of CAP, as computed in accordance with SEC rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation — Summary Compensation Table” for additional information). As such, CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The following table details these adjustments:

Fiscal Year		SCT (a)	Less: Grant Date Value of New Awards (b)	Plus: Year End Value of New Awards (i)	Plus (less): Change in Value of Prior Awards (ii)	Plus (less): Change in Value of Vested Awards (iii)	Less: Prior Year End Value of Failed to Vest Awards (iv)	CAP
2025	PEO	$4,634,688	$(2,662,978)	$2,009,221	$(27,636)	$184,208	—	$4,137,503
2025	NEOs	$1,391,802	$(537,464)	$405,517	$(5,224)	$26,702	—	$1,281,334

(a)
The dollar amounts reported in the Summary Compensation Table for the applicable year.

(b)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(i – iv)
The recalculated value of equity awards for each applicable year includes the addition (or subtraction, as applicable) of the following:

(i)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year. This year-end value was calculated using the same methodology as (b);

(ii)
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years from the end of the prior Fiscal Year to the end of the current Fiscal Year;

(iii)
Change in Fair Value as of Vesting Date (compared to prior Fiscal Year End) of Option Awards and Stock Awards Granted in the Current Year and Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;

(iv)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year.

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

2025	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Mark S. Jonaitis
2024	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Karen L. Aranki
2023	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Mark S. Jonaitis
2022	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Brian W. Giambattista
2021	Shubham Maheshwari, Kimberley E. Honeysett, Andrew J. Hartmann, and Brian W. Giambattista

(4)
TSR determined in Column (f) is determined based on the value of an initial fixed investment of $100 in VREX on October 2, 2020, through the end of the listed fiscal year. TSR determined in Column (g) is determined based on the value of an initial fixed investment of $100 in the Dow Jones Medical Equipment Index on October 2, 2020, through the end of the listed fiscal year. We also use Dow Jones Medical Equipment Index in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended October 3, 2025.

(5)
The dollar amounts in Column (h) are VREX’s GAAP Net Income for each fiscal year (in millions). The amounts in Column (h) for 2021-2024 have been revised from prior years’ presentation of the Company’s net income after deducting non-controlling interest.

(6)
The Compensation Committee has selected Adjusted EBIT as the Company Selected Measure, which is the most important financial measure that links company performance with CAP. For additional information regarding how we calculate Adjusted EBIT see “Fiscal Year 2025 MIP Framework” beginning on page 39 of this Proxy Statement. Dollar amounts in Column (i) are VREX’s Adjusted EBIT for each fiscal year (in millions).

Performance Measures.   As described in more detail in our Compensation Discussion and Analysis above, a mix of performance measures are used in order to align executive pay with Company performance. As required by SEC rules, the financial performance measures identified as the most important for NEOs’ 2025 compensation decisions are listed in the table below.
Most Important Performance Measures Driving Compensation Actually Paid
Adjusted EBITDA Margin
Relative Total Shareholder Return
Adjusted EBIT

Relationship Between Compensation Actually Paid and Performance Measures.   The graphs below illustrate the relationship between CAP for our PEO and the average of the CAP for our remaining NEOs, with (i) our cumulative TSR and Peer Group TSR, (ii) our net income, and (iii) our Adjusted EBIT, in each case, for the fiscal years 2021 through 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review, Approval or Ratification of Related Person Transactions
The Nominating Committee is responsible for the review, approval, or ratification of “related person transactions” between the Company or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, or executive officer since the beginning of the last fiscal year, or a more than five percent stockholder, and their immediate family members. Such transactions may include employment or consulting relationships with a related person or contracts under which we receive goods or services from (or provide goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or one of its subsidiaries is a participant and a related person has a direct or indirect material interest. Generally, for a transaction to be approved, the Nominating Committee must be informed or have knowledge of (i) the related person’s relationship with the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including a description of the nature and potential aggregate value of the proposed transaction; (iii) the benefits, if any, to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction or situation is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
Transactions involving related persons are forwarded to our legal department to determine whether the related person could have a direct or indirect material interest in the transaction, and any such transaction is forwarded to the Nominating Committee for review. The Nominating Committee determines whether the related person has a material interest in a transaction and may approve, ratify, terminate, or take other action with respect to the transaction in its discretion. Based on information available to us and provided to us by our directors and executive officers, we do not believe there were any such material transactions with related persons in effect during fiscal year 2025.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this proxy statement, we have disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our executive compensation program, our sustainability strategies and initiatives, and our business opportunities, initiatives, strategy, and related actions. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our Annual Report on Form 10-K for the fiscal year ended October 3, 2025. We undertake no obligation to update information in this proxy statement.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
Please note that information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V81702-P40332 For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VAREX IMAGING CORPORATION 1b. Jocelyn D. Chertoff, M.D. Nominees: 1a. Kathleen L. Bardwell 1e. Walter M Rosebrough, Jr. 1c. Timothy E. Guertin 1d. Jay K. Kunkel 1f. Sunny S. Sanyal 1g. Christine A. Tsingos 1. To elect seven directors to serve until the 2027 Annual Meeting of Stockholders. The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To approve, on an advisory basis, our executive compensation as described in the accompanying Proxy Statement. The Board of Directors recommends you vote FOR the following proposal: NOTE: The proxyholders are authorized to vote on any other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of Varex Imaging Corporation. The Board of Directors recommends you vote FOR the following proposal: 3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026. SCAN TO VIEW MATERIALS & VOTE w VAREX IMAGING CORPORATION 1678 S. PIONEER ROAD SALT LAKE CITY, UT 84104 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 11, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VREX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 11, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V81703-P40332 Continued and to be signed on reverse side VAREX IMAGING CORPORATION 2026 Annual Meeting of Stockholders February 12, 2026 4:30 PM Mountain Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Sunny S. Sanyal and Matthew A. Martinez, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VAREX IMAGING CORPORATION that the stockholder(s) is/are entitled to vote at the 2026 Annual Meeting of Stockholders to be held at 4:30 PM, Mountain Time on February 12, 2026, and any adjournment or postponement thereof. This 2026 Annual Meeting of Stockholders will be held virtually and may be accessed by visiting www.virtualshareholdermeeting.com/VREX2026. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.